UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

NEWPARK RESOURCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 30, 2007
Dear Fellow Stockholder:
     At the request of the Board of Directors, you are cordially invited to attend the 2007 Annual Meeting of Stockholders of Newpark Resources, Inc., which will be held on Wednesday, June 13, 2007, at 10:00 a.m., Central Daylight Time, at The Marriott Woodlands Waterway Hotel & Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas 77380. Both your Board of Directors and I hope you will be able to attend.
     There are three items on this year’s agenda: (1) the election of seven directors to the Board of Directors; (2) the approval of an amendment and restatement of the 2004 Non-Employee Directors’ Stock Option Plan (to be known as the Non-Employee Directors’ Equity Incentive Plan), to permit grants of restricted shares under that plan, and (3) the ratification of the appointment of Ernst & Young LLP as our independent auditors for 2007. These items are described fully in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement.
     Whether or not you plan to attend the Annual Meeting, it is important that you study carefully the information provided in the Proxy Statement and vote. Please sign, date and mail the enclosed proxy card in the prepaid envelope so that your shares can be voted in accordance with your wishes.
Sincerely,
PAUL L. HOWES
President and Chief Executive Officer

NEWPARK RESOURCES, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS
OWNERSHIP OF COMMON STOCK
COMPENSATION DISCUSSION AND ANALYSIS
THE COMPENSATION COMMITTEE
THE PROCESS OF ESTABLISHING COMPENSATION
EXECUTIVE COMPENSATION PHILOSOPHY
ELEMENTS OF EXECUTIVE COMPENSATION
INDIRECT COMPENSATION
THE COMPENSATION COMMITTEE DECISIONS
EXECUTIVE EMPLOYMENT AGREEMENTS
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
EXECUTIVE COMPENSATION
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
DIRECTOR COMPENSATION
COMPENSATION COMMITTEE REPORT
SELECTION OF AUDITORS
MISCELLANEOUS
AMENDED AND RESTATED

NEWPARK RESOURCES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 13, 2007

To the Stockholders of Newpark Resources, Inc.
     The Annual Meeting of Stockholders of Newpark Resources, Inc., a Delaware corporation, will be held on Wednesday, June 13, 2007, at 10:00 a.m., Central Daylight Time, at The Marriott Woodlands Waterway Hotel & Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas 77380, for the following purposes:
(1)	To elect seven directors;

(2)	To consider and act upon a proposal to amend and restate the 2004 Non-Employee Directors’ Stock Option Plan (to be known as the Non-Employee Directors’ Equity Incentive Plan), to permit grants of restricted shares under that plan;

(3)	To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as our independent auditors for 2007; and

(4)	To consider and act upon other business that may properly come before the Annual Meeting or any adjournment or postponement.
     Only stockholders of record at the close of business on April 23, 2007, will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement. A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for 10 days prior to the Annual Meeting at our executive offices, 2700 Research Forest Drive, Suite 100, The Woodlands, Texas 77381.
     All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. The giving of your proxy will not affect your right to vote in person should you later decide to attend the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record for you to follow in order to vote your shares.
BY ORDER OF THE BOARD OF DIRECTORS
NEWPARK RESOURCES, INC.

Mark J. Airola
Vice President, General Counsel, Chief Administrative
Officer and Secretary
The Woodlands, Texas
Dated: April 30, 2007

NEWPARK RESOURCES, INC.
2700 Research Forest Drive, Suite 100
The Woodlands, Texas 77381

PROXY STATEMENT
APRIL 30, 2007

GENERAL INFORMATION
     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Newpark Resources, Inc., for the Annual Meeting of Stockholders to be held on Wednesday, June 13, 2007, and any postponements or adjournments of the Annual Meeting. This Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy were first mailed to stockholders on or about Friday, May 4, 2007.
     Only stockholders of record at the close of business on April 23, 2007, are entitled to receive notice of and to vote at the Annual Meeting. On that date, we had outstanding 90,262,975 shares of Common Stock, each of which is entitled to one vote upon each proposal presented at the Annual Meeting.
     Stockholders may vote in person at the Annual Meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record for you to follow in order to vote your shares.
     Any stockholder giving a proxy may revoke it before it is voted by notifying our Secretary in writing before or at the Annual Meeting, by providing a proxy bearing a later date or by attending the Annual Meeting and expressing a desire to vote in person. Subject to this revocation, all proxies will be voted as directed by the stockholder on the proxy card. If no choice is specified, proxies will be voted “FOR” the directors nominated by the Board of Directors, “FOR” the amendment and restatement of the 2004 Non-Employee Directors’ Stock Option Plan, “FOR” the ratification of the appointment of Ernst & Young LLP as our independent auditors for 2007, and in the discretion of the persons acting as proxies upon any other matters properly brought before the Annual Meeting.
     Your cooperation in promptly returning the enclosed proxy will reduce our expenses and enable our management and employees to continue their normal duties for your benefit with minimum interruption for follow-up proxy solicitation.
     The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the record date is necessary to constitute a quorum for the transaction of business. Abstentions and “broker non-votes” are counted for purposes of determining the presence of a quorum.
     A “broker non-vote” occurs on an item of business at a meeting of stockholders when shares held by a broker for a beneficial owner are present or represented at the meeting, but the broker does not have voting power for that particular item of business and has not received instructions from the beneficial owner. Your broker does not have authority to vote your shares at the Annual Meeting on the amendment and restatement of the 2004 Non-Employee Directors’ Stock Option Plan unless the broker has explicit instructions from you with respect to that item. Therefore, if the broker does not receive voting instructions from you with respect to that item, the broker will not be able to vote your shares on that item, and, consequently, your shares will be considered a “broker non-vote” with respect to approving the amendment and restatement of the 2004 Non-Employee Directors’ Stock Option Plan. However, a broker who holds your shares in its name is permitted to vote your shares on the election of directors and the ratification of the appointment of Ernst & Young LLP as our independent auditors even if the broker does not receive voting instructions from you.
     A plurality vote is required for the election of directors. As described in greater detail below under the heading “Corporate Governance Guidelines and Code of Ethics,” in an uncontested election (i.e., an election where the number of nominees is not greater than the number of directors to be elected), any nominee who receives a greater number of “withheld votes” from his election than votes “for” his election is expected to tender his resignation to the Chairman of the Board.
     Approval of the amendment and restatement of the 2004 Non-Employee Directors’ Stock Option Plan, ratification of the appointment of Ernst & Young LLP as our independent auditors for 2007 and all other matters submitted to a vote of the stockholders require the affirmative vote of a majority of the shares present or represented at the Annual Meeting. Abstentions are not counted for purposes of the election of directors. Abstentions are counted in tabulations of the votes cast on other proposals presented to the stockholders and have the same legal effect as a vote against a particular proposal. Broker non-votes, if any, will not be considered in the tabulation of votes.
     The cost of preparing, printing and mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed form of proxy, as well as the cost of soliciting proxies relating to the Annual Meeting, will be borne by us. In addition to this mailing, officers and other regular employees of ours may solicit proxies personally, electronically or by telephone, but no additional compensation will be paid to these individuals on account of these activities. We will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them of record.
ELECTION OF DIRECTORS
Nominees and Voting
     Seven directors are to be elected at the Annual Meeting, each to hold office until the next Annual Meeting and until his successor has been elected. The Board of Directors has nominated for election as directors the seven persons named below on the recommendation of the Nominating and Corporate Governance Committee. All nominees are incumbent directors, other than G. Stephen Finley, who was nominated by the Board of Directors.
     The Board of Directors recommends that the stockholders vote “FOR” the election of these nominees. Unless directed otherwise, the Board’s proxies intend to vote the shares of

Common Stock represented by the proxies in favor of the election of these nominees. All of the Board’s nominees have indicated that they are able and willing to serve as directors. If for any reason one or more of these nominees are unable to serve, the Board’s proxies will vote instead for another person or persons that the Board of Directors may recommend, or the number of directors may be reduced.
     The following table sets forth certain information as of April 16, 2007, with respect to the Board’s nominees:

		Director
Name of Nominee	Age	Since
Jerry W. Box	68	2003
F. Walker Tucei, Jr.	64	2003
Gary L. Warren	57	2005
David C. Anderson	65	2006
Paul L. Howes	51	2006
James W. McFarland	61	2006
G. Stephen Finley	56	Nominee
Business Experience of Director Nominees During the Past Five Years
     Jerry W. Box joined our Board of Directors in March 2003. Mr. Box retired as President, Chief Operating Officer and director of Oryx Energy Company in 1999, after more than 30 years in the oil and gas exploration industry. Since June 2005, Mr. Box has served as a director of Cimarex Energy Co., an independent oil and gas exploration and production company listed on the New York Stock Exchange, with principal operations in the Mid-Continent, Gulf Coast, Permian Basin and Gulf of Mexico. Mr. Box also serves on the Compensation and Governance Committee of Cimarex. Prior to that, from 1999 until June 2005, Mr. Box served as a director of Magnum Hunter Resources, Inc., an independent exploration and development company listed on the New York Stock Exchange. He also served as Chairman of the Board of Magnum Hunter from October 2004 to June 2005.
     F. Walker Tucei, Jr. joined our Board of Directors in January 2003. Mr. Tucei retired from Arthur Andersen LLP in 1999, after more than 35 years in public accounting. Mr. Tucei is Chairman of the Audit Committee of the Archdiocese of New Orleans. He served on the Board of Directors of Magnum Hunter Resources, Inc., an independent exploration and development company listed on the New York Stock Exchange, until the acquisition of Magnum Hunter in June 2005 by Cimarex Energy Co. He also serves on the boards of several privately-held businesses and civic organizations in the New Orleans area.
     Gary L. Warren joined our Board of Directors in December 2005. From October 1999 to September 2005, Mr. Warren served as Division President and Senior Vice President of the Drilling and Well Services Division of Weatherford International Ltd., a provider of mechanical solutions, technology and services for the drilling and production sectors of the oil and gas industry. Since January 2006, Mr. Warren has served as a director of GeoDynamics, Inc., a privately held technology company which provides perforating and explosives hardware and equipment to the oil and gas industry. Since June 2006, Mr. Warren has served as a director of Horizon North Logistics Inc., a Canadian-based service company which provides a diverse mix of products and services to the oil and gas, mining, forestry and pipeline industries focused primarily on Canada’s northern frontiers and Northwest Territory. Mr. Warren also serves on Horizon’s Compensation and Audit Committees.
     David C. Anderson joined our Board of Directors in September 2006. Since 2003, Mr. Anderson has been the founder and Chief Executive Officer of Anderson Partners, a firm that provides senior-level executive search and related management consulting services to corporations and private equity, venture capital and professional services firms. Prior to this, from 1992 to 2003, he served in various management positions for Heidrick & Struggles, Inc., also an executive search firm, including President and Chief Operating Officer from 2001 to 2003. Mr. Anderson also served as a member of the Board of Directors of Heidrick & Struggles from 1996 through 1999, at which time the company completed a successful initial public offering, and he continued as a director after the public offering through 2002.
     Paul L. Howes joined our Board of Directors and was appointed our Chief Executive Officer in March 2006. In June 2006, Mr. Howes also was appointed as our President. Mr. Howes’ career has included experience in the defense industry, chemicals and plastics manufacturing, and the packaging industry. From 2002 until October 2005, he served as President and Chief Executive Officer of Astaris LLC, a primary chemicals company headquartered in St. Louis, Missouri, with operations in North America, Europe and South America. Prior to this, from 1997 until 2002, he served as Vice President and General Manager, Packaging Division, for Flint Ink Corporation, a global ink company headquartered in Ann Arbor, Michigan with operations in North America, Europe, Asia Pacific and Latin America.
     James W. McFarland joined our Board of Directors in November 2006. Dr. McFarland is the J. F. Jr. and Jessie Lee Seinsheimer Chair in Business and Professor of Finance and Economics in the A. B. Freeman School of Business at Tulane University. He also serves as the Executive Director of the Entergy-Tulane Energy Institute. Previously, Dr. McFarland was the Dean of the Freeman School from July 1, 1988, through June 30, 2005. Prior to joining the faculty at Tulane, he was the Dean of the College of Business Administration at the University of Houston. Dr. McFarland also has served on the faculties of Texas A&M University, the University of Louisiana-Lafayette, the University of Rhode Island, and the University of New Mexico. In addition to his academic appointments, he has worked as a researcher for the University of California Los Alamos National Laboratory and the Presidential Commission on the Nation’s Water Resources. Dr. McFarland has served as a director and consultant to public companies and non-profit organizations, including Stewart Enterprises, Inc., Sizeler Property Investors, Inc., Petroleum Helicopters, Inc., and American Indemnity Financial Corporation, Inc. Dr. McFarland also serves on the Compensation Committee of Stewart Enterprises, Inc.
     G. Stephen Finley is a nominee for our Board of Directors. Mr. Finley served as the Senior Vice President, Finance & Administration, and Chief Financial Officer of Baker Hughes Incorporated from April 1999 to his retirement from that company in April 2006. Prior to that, from February 1982 to April 1999, Mr. Finley held various financial and administrative management positions with Baker Hughes. Since June 2006, Mr. Finley has served as a member of the Board of Directors of Ocean Rig ASA, a Norway-based drilling contractor that is listed on the Oslo, Norway stock exchange. He currently serves on that Board’s Nominations and Governance Committee and as Chairman of its Audit Committee. Since November 2006, Mr. Finley has served as a member of the Board of Directors and Audit Committee and Chairman of

the Compensation Committee of UCO GP, LLC, which is the general partner of Universal Compression Partners, L.P., a leading provider of natural gas compression services and products.
     No family relationships exist among any of our directors or executive officers.
Director Emeritus
     James H. Stone, age 80, joined our Board of Directors in 1987. He has served as Chairman of the Board of Stone Energy Corporation, an independent oil and gas company listed on the New York Stock Exchange, for more than the past five years. Mr. Stone did not stand for re-election at the 2006 Annual Meeting. Effective December 28, 2006, in recognition of his many years of service to our company, Mr. Stone was appointed to the honorary position of Director Emeritus.
Shareholder Actions
     Settlement of Shareholder Derivative and Class Action Litigation
     On April 13, 2007, we announced that, subject to court approval, we had reached a settlement of the pending derivative and class action litigation that is discussed below. Under the terms of the settlement, we will pay $1,550,000, and our directors and officers’ liability insurance carrier will pay $8,300,000. A portion of these amounts will be used to pay administration costs and legal fees. If approved, the settlements will resolve all pending shareholder class and derivative litigation against us, our former and current directors, and former officers. As part of the settlement, we will preserve certain claims against our former Chief Executive Officer and Chief Financial Officer for matters arising from the potential invoicing irregularities at Soloco and the backdating of options, as discussed below. We accrued our share of the settlement costs, along with the legal fees incurred to conclude this settlement, in the first quarter of 2007. Disclosure regarding this litigation is set forth below.
     Derivative Actions
     On August 17, 2006, a shareholder derivative action was filed in the 24th Judicial District Court for the Parish of Jefferson, captioned: Victor Dijour, Derivatively on Behalf of Nominal Defendant Newpark Resources, Inc., v. James D. Cole, et al. On August 28, 2006, a second shareholder derivative action was filed in the 24th Judicial District Court for the Parish of Jefferson, captioned: James Breaux, Derivatively on Behalf of Nominal Defendant Newpark Resources, Inc., v. James D. Cole, et al. These actions, which are substantially similar, were brought, allegedly for the benefit of us (we are sued as a nominal defendant in each of these actions), against James D. Cole, our former Chief Executive Officer and director; Matthew W. Hardey, our former Chief Financial Officer; William Thomas Ballantine, our former Chief Operating Officer, President and director; and directors David P. Hunt, Alan J. Kaufman, Roger C. Stull and James H. Stone. The plaintiffs in these respective actions alleged improper backdating of stock option grants to our executives, improper recording and accounting of the backdated stock option grants and producing and disseminating false financial statements and other Securities and Exchange Commission filings to our shareholders and the market. We are contesting the plaintiffs’ right to bring these cases. The plaintiffs do not seek any recovery against us. Instead, they seek unspecified damages from the individual defendants on our behalf for alleged breach of fiduciary duty, and against Messrs. Cole and Hardey, and also against Mr. Ballantine in the second shareholder derivative action, for alleged unjust enrichment. These two cases were voluntarily dismissed without prejudice by the plaintiffs on December 29, 2006 and have subsequently been re-filed in the U.S. District Court for the Eastern District of Louisiana. The complaints in the re-filed cases are virtually identical to the complaints filed in the Galchutt and Pomponi cases described below.
     On October 5, 2006, a third shareholder derivative action was filed in the U.S. District Court, Eastern District of Louisiana, captioned: Vincent Pomponi, Derivatively on Behalf of Newpark Resources, Inc., v. James D. Cole, et al. On October 6, 2006, a fourth derivative action was filed in the U.S. District Court, Eastern District of Louisiana, captioned: David Galchutt, Derivatively on Behalf of Newpark Resources, Inc., v. James D. Cole, et al. These complaints are virtually identical and were brought, allegedly for the benefit of us (we are sued as a nominal defendant), against Messrs. Cole and Hardey and current and previous directors Hunt, Kaufman, Stone, Stull, Jerry W. Box, F. Walker Tucei, Jr., Gary L. Warren, Ballantine, Michael Still, Dibo Attar, Phillip S. Sassower, Lawrence I. Schneider and David C. Baldwin, alleging improper financial reporting and backdating of stock option grants to our employees. The plaintiffs do not seek any recovery against us. Instead, they seek unspecified damages from Messrs. Cole and Hardey for alleged disgorgement under the Sarbanes-Oxley Act of 2002 and alleged rescission, against Messrs. Hardey, Hunt, Kaufman, Stone, Ballantine, Still, Attar, Sassower, Schneider, and Baldwin for alleged violation of Section 14(a) of the Securities Exchange Act of 1934, which we refer to as the Exchange Act, and against all of the individual defendants on behalf of us for alleged unjust enrichment, breach of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets, and constructive trust. All four derivative actions were consolidated in Judge Livaudais’ court.
     Pursuant to previously existing indemnification agreements, we are advancing to the officer and director defendants the fees they incur to defend themselves, subject to repayment in the event of a determination that they are not entitled to indemnification. We have also agreed to advance to the former directors the fees they incur to defend themselves subject to certain restrictions on reasonableness and an agreement to repay in the event of a determination that they are not entitled to indemnification.
     Our Board of Directors formed a Special Litigation Committee consisting of David C. Anderson and James W. McFarland, recently elected independent directors who are not named in any of the derivative actions, to review the allegations in these actions and in any other derivative actions that may be filed that involve the same subject matter, and the Special Litigation Committee has retained outside counsel to assist it. After conducting its investigation and analysis of the claims made in the derivative actions, the Special Litigation Committee approved the settlement of the derivative Actions on the terms outlined above. The Special Litigation Committee has recommended that we preserve our claims against Messrs. Cole and Hardey but that we not pursue claims against any officer or director of our company named in the derivative actions.
     Class Action Lawsuit
     Between April 21, 2006 and May 9, 2006, five lawsuits asserting claims against us for violation of Section 10(b) of the Exchange Act, and Securities and Exchange Commission Rule 10b-5 were filed in the U.S. District Court for the Eastern District of Louisiana. All five lawsuits have been transferred to Judge Marcel Livaudais who has consolidated these actions as In re: Newpark Resources, Inc. Securities Litigation. Following the filing of the Amendment No. 2 to our Annual Report on Form 10-K/A for 2005 (filed on October 10, 2006), the plaintiffs filed (on November 9, 2006) a Consolidated Class Action Complaint for Securities Fraud, which we refer to as the Consolidated Class Complaint, against us and the following directors and officers James Cole, Matthew Hardey, Thomas Ballantine, David P. Hunt, Alan J. Kaufman, James H. Stone, Roger C. Stull and Jerry W. Box. The Consolidated Class Complaint alleges that we and the individual defendants made false and misleading statements in violation of Sections 10(b) and 20(a) of the Exchange Act. These allegations arise from our disclosure of an internal investigation into potential irregularities in the processing and payment of invoices at one of our subsidiaries, Soloco Texas, LP, and alleged improper granting, recording and accounting of backdated grants of our stock options to our executives. The Consolidated Class Complaint does not specify the damages sought by the Plaintiffs and no discovery has been conducted to date.
     Pursuant to previously existing indemnification agreements, we will advance to the officer and director defendants the fees they incur to defend themselves, subject to repayment in the event of a determination that they are not entitled to indemnification.
     Investigation
     We have been advised that the Securities and Exchange Commission has opened a formal investigation into the matters disclosed in our restatement of earnings (in Amendment No. 2 to our Annual Report on Form 10-K/A for 2005, filed on October 10, 2006). We are cooperating with the Securities and Exchange Commission in their investigation.
     James D. Cole Demand Letter
     By letter dated April 25, 2007, counsel for James D. Cole, our former Chief Executive Officer and former director, notified us that Mr. Cole is pursuing claims against us for breach of his employment agreement and other causes of action. Mr. Cole seeks recovery of approximately $3.1 million purportedly due under his employment agreement and reimbursement of certain defense costs incurred in connection with the shareholder litigation and our internal investigation. Mr. Cole also claims that he is entitled to the sum of $640,000 pursuant to the non-compete provision of his employment agreement. We are formulating our response to these demands.
CORPORATE GOVERNANCE
General
     Under Delaware law, our business and affairs are managed under the direction of the Board of Directors. The Board of Directors establishes broad corporate policies, has responsibility for our overall performance and direction and authorizes various types of transactions, but is not involved in the details of day-to-day operations. Members of the Board of Directors keep informed of our business by participating in Board and committee meetings, by reviewing reports and other materials provided to them and through discussions with the Chief Executive Officer and other officers. A majority of the members of the Board of Directors are independent of our company and our management.
     Each director is elected to a one-year term. Our Board of Directors held eight meetings during 2006 and did not take any action by unanimous written consent. Each director attended at least 75% of the meetings of the Board of Directors and of each committee on which he served.

     In March 2005, the Board of Directors chose to separate the roles of Chairman of the Board and Chief Executive Officer and elected Mr. Hunt (who is not standing for re-election at the Annual Meeting) the non-executive Chairman of the Board of Directors. The principal responsibilities of the non-executive Chairman of the Board are:
•	To manage the organization, functioning and affairs of the Board of Directors, in order to enable it to meets its obligations and responsibilities;

•	To facilitate the functioning of the Board of Directors independently of management and maintain and enhance the quality of the Board’s and our governance;

•	To interact regularly with the Chief Executive Officer and his staff on major strategy issues, handling of major business issues and opportunities, matters of corporate governance and performance issues, including providing feedback of other Board members and acting as a “sounding board” for the Chief Executive Officer;

•	Together with the Chair of the Compensation Committee, to conduct a formal evaluation of the Chief Executive Officer’s performance at least annually; and

•	To lead the Board of Directors in the execution of its responsibilities to stockholders.
     Prior to his election as Chairman of the Board, Mr. Hunt served as our lead independent director. Given the substantial overlap of the duties of the non-executive Chairman of the Board and the lead independent director, the Board of Directors determined there is no need at this time to designate a lead independent director. A complete description of the responsibilities of the non-executive Chairman of the Board is set forth in a charter adopted by the Board of Directors, a copy of which is available in the corporate governance section of our website at www.newpark.com. A description of the powers and duties of the Chairman of the Board also is set forth in our Amended and Restated Bylaws.
Corporate Governance Guidelines and Code of Ethics
     Corporate Governance Guidelines
     We are committed to adhering to sound principles of corporate governance and have adopted Corporate Governance Guidelines that the Board of Directors believes promote the effective functioning of the Board of Directors, its committees and our company. The Corporate Governance Guidelines address, among other matters, director qualifications, independence and responsibilities, Board committees, Board access to senior management, the independent accountants and other independent advisors, compensation of directors and assessments of committee performance.
     On March 7, 2007, the Board of Directors adopted amendments to the Corporate Governance Guidelines to add three new sections. Section 1.5 implements a director retirement age policy and provides that any person who is 72 years of age or more shall not be eligible to be elected as director although any director reaching the age of 72 while in office may serve the remainder of his or her term until the next annual stockholders meeting.

     Section 1.6 provides for a majority vote principle in the election of directors. Under this policy, in an uncontested election (i.e., an election where the number of nominees is not greater than the number of directors to be elected), any nominee who receives a greater number of votes “withheld” from his election than votes “for” his election is expected to tender his resignation to the Chairman of the Board. The Governance Guidelines also provide that the Board of Directors may require, in order for any incumbent director to become a nominee for further service on the Board of Directors, that the incumbent director submit to the Board of Directors an irrevocable resignation. The irrevocable resignation will be conditioned upon, and shall not become effective until there has been (i) a failure by that nominee to receive more votes “for” his election than votes “withheld” from his election in any uncontested election of directors, and (ii) acceptance of the resignation by the Board of Directors. In the event a director receives a greater number of votes “withheld” from his election than “for” his election, the Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors regarding the action to be taken with respect to the tendered resignation. A director whose resignation is being considered will not participate in any committee or Board of Directors consideration regarding the resignation. The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following the certification of the stockholder vote, and the Board of Directors will promptly and publicly disclose its decision.
     To encourage our non-employee directors to achieve and maintain an appropriate ownership interest in our company, the Board of Directors approved stock ownership guidelines. Section 8 of the Governance Guidelines requires each non-employee director to own shares of our Common Stock valued at three times his annual cash retainer. Non-employee directors now serving will have five years from the date of the adoption of the stock ownership guidelines to obtain that level of stock ownership. Non-employee directors elected to the Board of Directors after March 7, 2007 will have five years from the date of election to reach that level of stock ownership. In the event of an increase in the annual cash retainer, the non-employee directors will have three years from the effective date of the increase to acquire any additional shares needed to meet the stock ownership guidelines.
     Code of Ethics
     The Board of Directors also has adopted a Code of Ethics that applies to all directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The purpose of the Code of Ethics, among other matters, is to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships. The Code of Ethics promotes full, fair, accurate, timely and understandable disclosure in reports and other documents that we file with, or submit to, the Securities and Exchange Commission and in other public communications. The Code of Ethics also requires compliance with applicable governmental laws, rules and regulations; the prompt internal reporting of violations of the Code of Ethics to an appropriate person or persons and accountability for adherence to the Code of Ethics. The Code of Ethics establishes procedures for the anonymous reporting of suspected violations of law or the Code of Ethics.
     Any amendments to, or waivers of, the Code of Ethics with respect to our principal executive officer, principal financial officer or principal accounting officer or controller, or persons performing similar functions, will be disclosed in a Current Report on Form 8-K, which will be available on our website, promptly following the date of the amendment or waiver.
     Copies of our Corporate Governance Guidelines and our Code of Ethics are available in the corporate governance section of our website at www.newpark.com and are also available in print for any stockholder who requests it.
Related Person Transactions and Procedure
     While we have not adopted a formal policy for reviewing transactions in which “related persons” (directors, director nominees and executive officers or their immediate family members, or stockholders owning 5% or greater of our outstanding stock) have a direct or indirect material interest, our General Counsel and Chief Administrative Officer oversees our conflict of interest policy, which is part of our Code of Ethics. Our conflict of interest policy applies to directors, officers and employees and is intended to avoid situations in which any of those persons has a potential or actual conflict of interest with us. Under this policy, we may engage in a transaction with one or more related persons only upon full compliance with applicable law and only if the terms of the transaction are no less favorable to us than those that could have been obtained in a comparable transaction with a non-related person. The conflicts of interest/corporate opportunity policy prohibits transactions and activities in which the related person:
•	exploits his or her position with us for inappropriate personal gain, including taking advantage of non-public information about us, our clients or vendors;

•	causes us to engage in transactions with family members or friends of the related person;

•	acquires or has a financial interest in our customers, vendors or competitors;

•	takes for himself or herself or his or her family members opportunities that arise through the use of corporate property, information or position;

•	uses corporate property, information or position for personal gain;

•	competes with us; or

•	receives from us or any of our customers or suppliers loans or guaranties of obligations.
     Any director, officer or employee involved in any of the types of transactions described in the conflict of interest policy should immediately and fully disclose the relevant circumstances to the Audit Committee, in the case of a director or officer, or his or her immediate supervisor, in the case of an employee, or the General Counsel and Chief Administrative Officer, for a determination as to whether a potential or actual conflict of interest exists. Where appropriate, the General Counsel and Chief Administrative Officer will bring the potential or actual conflict of interest to the Audit Committee or the entire Board of Directors for review.
     In addition, our executive officers, directors and director nominees complete annual questionnaires intended to identify any related-person transactions. All executive officers,

directors and director nominees are required to identify, to the best of their knowledge after reasonable inquiry, business and financial affiliations involving themselves or their immediate family members that could reasonably be expected to give rise to a reportable related person transaction. Any potential related person transactions that are identified in the questionnaires are subject to review by the Audit Committee or the entire Board of Directors to determine whether it is advisable for us to amend or terminate the transaction. If a member of the Board of Directors is involved in the transaction, that director will be recused from all discussions and decisions about the transaction. Any transaction must be approved in advance wherever practicable, and if not practicable, is subject to review as promptly as practicable.
     We are studying the advisability of implementing a policy directed more specifically to related person transactions.
Director Independence
     The Board of Directors has determined that Messrs. Anderson, Box, Hunt (who is not standing for re-election), Kaufman (who is not standing for re-election), McFarland, Stull (who is not standing for re-election), Tucei and Warren are “independent directors” as that term is defined in the listing standards of the New York Stock Exchange, which we refer to as the NYSE. Mr. Finley (who is a director nominee) and Mr. Stone (who served as a director during 2006) also qualify as “independent directors” under the NYSE standards. In making these determinations regarding independence, the Board of Directors evaluated commercial, consulting, charitable, familial, and other relationships with each of its directors and entities of which he is an executive officer, partner, member, and/or significant shareholder. As part of this evaluation, the Board of Directors noted that none of the directors received any consulting, advisory, or other compensatory fees from us (other than for services as a director) or is a partner, member, or principal of an entity that provided accounting, consulting, legal, investment banking, financial, or other advisory services to our company, and none of the express disqualifications contained in the NYSE rules apply to any of them. Based on this independence review and evaluation, and on other facts and circumstances the Board of Directors deemed relevant, the Board of Directors, in its business judgment, determined that all of our directors and nominees are independent, with the exception of Mr. Howes who is our President and Chief Executive Officer.
     As disclosed in this Proxy Statement, we retained Heidrick & Struggles, Inc., an executive search company, in 2005 and 2006 primarily for the purpose of assisting the Nominating and Corporate Governance Committee in identifying qualified candidates for our Chief Executive Officer, Chief Financial Officer and Chief Administrative Officer and General Counsel positions. From 1992 to 2003, Mr. Anderson served in various positions for Heidrick & Struggles, including President and Chief Operating Officer from 2001 to 2003. Mr. Anderson also served as a member of the Board of Directors of Heidrick & Struggles from 1996 through 1999, at which time the company completed a successful initial public offering, and he continued as a director after the public offering through 2002. However, the Board of Directors determined that the prior relationship between our company, Heidrick & Struggles and Mr. Anderson (other than as a stockholder, director or committee member) is not material to us, Heidrick & Struggles or Mr. Anderson, based principally on the following factors:
•	Mr. Anderson has not served in any positions with Heidrick & Struggles for four years;

•	Mr. Anderson currently holds a very small number of shares of Heidrick & Struggles; and

•	Mr. Anderson does not have any direct or indirect material interests in the relationship between our company and Heidrick & Struggles.
     Mr. Warren has a minor interest in a company that acquired in 2006 a potential competitor of Newpark Mats & Integrated Services LLC in the Canadian market for wooden mats. However, the Nominating and Corporate Governance Committee of the Board of Directors determined that Mr. Warren’s relationship with the potential competitor is not material to us, Newpark Mats & Integrated Services LLC, the potential competitor or Mr. Warren because his interest is so minor.
Executive Sessions of Non-Management Directors
     Our Corporate Governance Guidelines require the non-management directors to meet at least twice each year in executive session, without management present. However, management employees may be invited to attend portions of these meetings if deemed appropriate by the non-management directors to provide information necessary for the meetings. The executive sessions were presided over by Mr. Hunt, first in his capacity as lead independent director and then as Chairman of the Board to which he was appointed in March 2005.
     Interested parties may direct their concerns to the Chairman of the Board or to any other non-management director or directors by following the procedures set forth in the section below entitled “Stockholder Communication with Board Members.”
Committees of the Board of Directors
     In addition to the Special Litigation Committee, the Board of Directors has established three standing committees. These committees are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. All of these committees operate under written charters approved by the Board of Directors. Copies of these charters, which set forth the specific responsibilities of the committees, as well as copies of our Corporate Governance Guidelines, the Code of Ethics and the charter of the Chairman of the Board, are available in the corporate governance section of our website at www.newpark.com. Stockholders also may obtain printed copies of these items, without charge, by contacting us at the following address:
Newpark Resources, Inc.
2700 Research Forest Drive, Suite 100
The Woodlands, Texas 77381
Attn: Secretary
     Audit Committee
     As of April 16, 2007, the members of the Audit Committee were F. Walker Tucei, Jr. (Chairman), James W. McFarland, Roger C. Stull (who is not standing for re-election) and Gary L. Warren. The Board of Directors has determined that each of the members of the Audit Committee is independent and “financially literate” under applicable Securities and Exchange

Commission rules and NYSE listing rules and is an “independent director” under applicable NYSE listing rules and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The Board of Directors also has determined that Mr. Tucei is the “audit committee financial expert” as defined by applicable Securities and Exchange Commission rules. The Audit Committee met 11 times during 2006 and did not take any action by unanimous written consent.
     The Audit Committee is responsible for the selection, evaluation, compensation and, when necessary, replacement of the independent auditors. The Audit Committee also has responsibility for providing independent review and oversight of the integrity of our financial statements, the financial reporting process, our systems of internal accounting and financial controls, the performance of our internal audit function and the independent auditors, the independent auditor’s qualifications and independence, and our compliance with ethics policies and legal and regulatory requirements. The independent auditors report directly to the Audit Committee.
     The specific responsibilities of the Audit Committee are set forth in the Committee’s charter, a copy of which is available in the corporate governance section of our website at www.newpark.com.
     Compensation Committee
     As of April 16, 2007, the members of the Compensation Committee were Jerry W. Box (Chairman), David C. Anderson, Alan J. Kaufman (who is not standing for re-election), James W. McFarland, and Roger C. Stull (who is not standing for re-election). The Board of Directors has determined that each member of the Compensation Committee is an “independent director” under applicable NYSE listing rules, a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act, and an “outside director” as defined under regulations promulgated under Section 162(m) of the Internal Revenue Code. The Compensation Committee met nine times during 2006 and did not take any action by unanimous written consent.
     The Compensation Committee has responsibility for establishing, evaluating and administering our compensation arrangements, plans, policies and programs for our Chief Executive Officer and other executive officers and for administering our equity incentive plans. The Compensation Committee also has responsibility for making recommendations to the Board of Directors with respect to the adoption, approval and amendment of all broadly based, cash-based and equity-based incentive compensation plans and arrangements.
     The specific responsibilities of the Compensation Committee are set forth in the Committee’s charter, a copy of which is available in the corporate governance section of our website at www.newpark.com.
     Nominating and Corporate Governance Committee
     As of April 16, 2007, the members of the Nominating and Corporate Governance Committee were David C. Anderson (Chairman), Jerry W. Box, Alan J. Kaufman (who is not standing for re-election), F. Walker Tucei, Jr., and Gary L. Warren. The Board of Directors has determined that each of the members of the Nominating and Corporate Governance Committee is an “independent director” under applicable NYSE listing rules and a “non-employee director”

as defined in Rule 16b-3 promulgated under the Exchange Act. The Nominating and Corporate Governance Committee met four times during 2006 and did not take any action by unanimous written consent.
     The Nominating and Corporate Governance Committee assists and advises the Board of Directors with respect to the size, composition and functions of the Board of Directors, identifies potential candidates for the Board of Directors and recommends to the Board of Directors a slate of qualified nominees for election as directors at each annual meeting, oversees the annual evaluation of the Board of Directors as a whole and the committees of the Board of Directors, and develops and advises the Board of Directors with respect to corporate governance principles, policies and practices. The Nominating and Corporate Governance Committee also serves as the Qualified Legal Compliance Committee for purposes of Section 307 of the Sarbanes-Oxley Act and the standards of the Securities and Exchange Commission for professional conduct for attorneys appearing and practicing before the Securities and Exchange Commission in the representation of our company.
     In 2006, we retained Heidrick & Struggles, Inc., an executive search company, primarily for the purpose of assisting us in identifying qualified candidates for our Chief Executive Officer, Chief Financial Officer and Chief Administrative Officer and General Counsel positions. Heidrick & Struggles identified Paul L. Howes as a qualified candidate for our Chief Executive Officer position, and the Board of Directors ultimately appointed Mr. Howes to that position and, in conjunction with this appointment, elected Mr. Howes as a member of our Board of Directors. Heidrick & Struggles also identified James E. Braun and Mark J. Airola as qualified candidates for our Chief Financial Officer and Chief Administrative Officer/General Counsel positions, respectively, and the Board of Directors ultimately appointed Messrs. Braun and Airola to those respective positions. In addition, because Heidrick & Struggles introduced Gary L. Warren to us, we compensated Heidrick & Struggles for this introduction.
     The specific responsibilities of the Nominating and Corporate Governance Committee are set forth in the Committee’s charter, a copy of which is available in the corporate governance section of our website at www.newpark.com.
Director Nominations
     The Nominating and Corporate Governance Committee is responsible for periodically evaluating and making recommendations to the Board of Directors with respect to the size and composition of the Board of Directors. The Committee seeks to identify prospective directors who will strengthen the Board of Directors and evaluates prospective directors, including incumbent directors, in accordance with the criteria set forth in our Corporate Governance Guidelines and other criteria as may be set by the Board of Directors or the Committee. Some of the principal criteria include whether the candidate: is of the highest integrity and character; has familiarity with our business and industry; has independence of thought and financial literacy; is willing and able to devote sufficient time to effectively carry out the duties and responsibilities of a director; and has the objectivity, ability and desire to represent the interests of the stockholders as a whole, free from any conflict of interest. The recently amended Corporate Governance Guidelines implement a director retirement age policy and provide that any person who is 72 years of age or more shall not be eligible to be elected a director, although any director reaching the age of 72 while in office may serve the remainder of his or her term until the next annual stockholders meeting.

     The persons recommended by the Nominating and Corporate Governance Committee and nominated by the Board of Directors to be elected as directors at the Annual Meeting include three incumbent directors who are named as defendants in two or more of the shareholder actions described above, Messrs. Box, Tucei and Warren. After conducting its investigation and analysis of the claims made in the derivative actions, the Special Litigation Committee approved the settlement of the derivative actions on the terms outlined above. Based upon the information received from the Special Litigation Committee, and taking into account that each of the nominees is very knowledgeable about our company and that we have benefited from their past service, the Nominating and Corporate Governance Committee has determined that it is appropriate to nominate them to continue to serve as directors.
     The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders who meet the eligibility requirements for submitting stockholder proposals for inclusion in the next proxy statement, including those eligibility requirements set forth in our Corporate Governance Guidelines, and who, for the 2008 Annual Meeting, submit their recommendations in writing by February 13, 2008. Unsolicited recommendations must contain all of the information that would be required in a proxy statement soliciting proxies for the election of the candidate as a director, a description of all direct and indirect arrangements or understandings between the recommending stockholder and the candidate, all other companies to which the candidate is being recommended as a nominee for director, a signed consent of the candidate to cooperate with reasonable background checks and personal interviews and to serve as our director, if elected, and a statement of whether the candidate, if elected, intends to deliver an irrevocable resignation in accordance with our Corporate Governance Guidelines. In addition, the recommendation must include the name and address of the stockholder, and a representation that the stockholder is entitled to vote at the annual meeting and intends to appear at the meeting either in person or by proxy. The stockholder making the recommendation also should submit information demonstrating the number of shares he or she owns. Stockholders may send recommendations for director candidates for the 2008 Annual Meeting to the Nominating and Corporate Governance Committee by U.S. mail or overnight delivery at the following address: Chair, Nominating and Corporate Governance Committee, c/o Secretary, Newpark Resources, Inc., 2700 Research Forest Drive, Suite 100, The Woodlands, Texas 77381.
     Candidates recommended by the Nominating and Corporate Governance Committee must include a sufficient number of persons who upon election would be independent directors having the skills, experience and other characteristics necessary to provide qualified persons to fill all Board committee positions required to be filled by independent directors. In considering any candidates recommended by stockholders, the Nominating and Corporate Governance Committee will take into account the same factors as apply to all other prospective nominees. G. Stephen Finley was recommended as a nominee to the Board of Directors by one of our current non-management directors.
Stockholder Communication with Board Members
     The Board of Directors has established a process for stockholders to send communications, other than sales-related communications, to one or more of its members. These communications should be sent by letter addressed to the member or members of the Board of Directors to whom the communication is directed, care of the Secretary, Newpark Resources, Inc., 2700 Research Forest Drive, Suite 100, The Woodlands, Texas 77381. These

communications, other than sales-related communications, will be forwarded to the Board member or members specified.
Director Attendance at Annual Meeting
     We have a policy encouraging the attendance of all directors at annual meetings of stockholders, and we make all appropriate arrangements for directors that choose to attend. All of our directors attended the 2006 Annual Meeting of Stockholders other than Mr. Stull (due to a snow storm).
EXECUTIVE OFFICERS
     As of April 16, 2007, our executive officers, their ages and positions are as follows:

Name	Age	Position
Paul L. Howes	51	President and Chief Executive Officer
James E. Braun	47	Vice President and Chief Financial Officer
Mark J. Airola	48	Vice President, General Counsel, Chief Administrative Officer and Secretary
Sean D. Mikaelian	44	Vice President and President of Mats & Integrated Services
Bruce C. Smith	55	Vice President and President of Fluids Systems and Engineering
Samuel L. Cooper	50	Vice President and President of Environmental Services
     For a description of the business experience of Mr. Howes during the past five years, see above under the heading “Election of Directors—Business Experience of Directors During the Past Five Years.”
     James E. Braun joined us in October 2006 as our Vice President and Chief Financial Officer. Before joining us, since 2002, Mr. Braun was Vice President, Finance, of Baker Oil Tools, one of the largest divisions of Baker Hughes Incorporated, a leading provider of drilling, formation evaluation, completion and production products and services to the worldwide oil and gas industry. From 1998 until 2002, Mr. Braun was Vice President, Finance and Administration, of Baker Petrolite, the oilfield specialty chemical business division of Baker Hughes Incorporated. Previously, he served as Vice President and Controller of Baker Hughes Incorporated, and he was with Deloitte & Touche prior to joining Baker Hughes Incorporated.
     Mark J. Airola joined us in October 2006 as our Vice President, General Counsel and Chief Administrative Officer and was appointed as our Secretary in December 2006. Mr. Airola has practiced law for 22 years, primarily with large, publicly traded companies. Most recently, Mr. Airola was Assistant General Counsel and Chief Compliance Officer for BJ Services Company, a leading provider of pressure pumping and other oilfield services to the petroleum industry, serving as an executive officer since 2003. From 1988 to 1995, he held the position of Senior Litigation Counsel at Cooper Industries, Inc., a global manufacturer of electrical products and tools, with initial responsibility for managing environmental regulatory matters and litigation and subsequently managing the company’s commercial litigation.
     Sean D. Mikaelian joined us in May 2006 as President of our subsidiary Soloco, LLC, now known as Newpark Mats & Integrated Services LLC, and he currently serves as our Vice

President and as President of Mats & Integrated Services. Prior to joining us, since 2003 he managed the $225 million packaging division of Flint Group (formerly Flint Ink Corporation), a worldwide supplier to the printing, converting and colorant industries, as Vice President and General Manager. From 2000 to 2003, Mr. Mikaelian was Vice President of National Accounts of the packaging division.
     Bruce C. Smith joined us in April 1998 as our Vice President, International. Since October 2000, he has served as President of Fluids Systems and Engineering, and he currently also holds the title of Vice President of our company. Prior to joining us, Mr. Smith was the Managing Director of the U.K. operations of M-I Swaco, a competitor of Newpark Drilling Fluids, where he was responsible for three business units, including their drilling fluids unit.
     Samuel L. Cooper joined us in August 2005 as our Vice President-Sales and then, in November 2005, he became President of Environmental Services. He also serves as a Vice President of our company. Prior to joining us, from February 2002 to July 2005, he was Director of Operations of the Hydrocarbon Recovery group of USFilter, a Siemens business that recovers, recycles and reuses lubricants and fluids. He also served as the Southeast Regional Business Unit Manager of the Hydrocarbon Recovery group of USFilter from February 2002 through December 2003. From August 1998 through October 2001, he first served as Senior Vice President and then as Regional Vice President of U.S. Liquids Inc., a provider of liquid waste management services.

OWNERSHIP OF COMMON STOCK
Certain Beneficial Owners
     The following table sets forth information, as of the date indicated in the applicable Schedule 13G with respect to each stockholder identified as beneficially owning greater than 5% of our Common Stock, the number of outstanding shares of our Common Stock and the percentage beneficially owned. Except as otherwise indicated below, each person named in the table has sole voting and investment power with respect to all shares of Common Stock beneficially owned by that person.

	Shares of Common Stock
	Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent
Wells Fargo & Company (1)	10,687,885	11.95%
420 Montgomery Street San Francisco, California 94104
Heartland Advisors, Inc. (2)	6,761,750	7.6%
789 N. Water Street, Suite 500 Milwaukee, Wisconsin 53202
Steinberg Asset Management, LLC (3)	6,247,360	6.98%
12 East 49th Street, Suite 1202 New York, New York 10017

(1)	Wells Fargo & Company has sole voting power with respect to 10,494,315 shares and sole dispositive power with respect to 10,562,080 shares. Wells Capital Management Incorporated beneficially owns 10,310,518 shares with respect to which it has sole dispositive power and 3,348,158 with respect to which it has sole voting power. Wells Fargo Funds Management, LLC beneficially owns 7,039,705 shares with respect to which it has sole voting power and 251,410 with respect to which it has sole dispositive power. The address for each of Wells Capital Management Incorporated and Wells Fargo Funds Management, LLC is 525 Market Street, San Francisco, California 94105. Information is based on Amendment No. 2 to Schedule 13G filed by Wells Fargo & Company on February 9, 2007, on behalf of itself and the following subsidiaries: Wells Capital Management Incorporated, Wells Fargo Funds Management, LLC, and Wells Fargo Bank, National Association.

(2)	Heartland Advisors, Inc., a registered investment adviser, and William J. Nasgovitz, Heartland’s President and principal shareholder, share voting power with respect to 6,444,350 shares and share dispositive power with respect to 6,761,750 shares. These shares are deemed to be beneficially held by Heartland by virtue of its investment discretion and voting authority granted by certain clients, which may be revoked at any time, and by Mr. Nasgovitz as a result of his ownership interest in Heartland. Heartland and Mr. Nasgovitz disclaim beneficial ownership of these shares. Heartland’s clients, including an investment company registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends and proceeds from the sale of the shares included in Heartland’s Schedule 13G. The Heartland Value Fund, a series of the Heartland Group, Inc., a registered investment company, owns 4,500,000 shares or 5.0% of the class of securities reported in Heartland’s Schedule 13G. The remaining shares disclosed in Heartland’s Schedule 13G are owned by various other accounts managed by Heartland on a discretionary basis. To the best of Heartland’s knowledge, none of the other accounts own more than 5% of the outstanding stock. Information is based on the Schedule 13G filed by Heartland Advisors, Inc. on February 12, 2007, on behalf of itself and William J. Nasgovitz.

(3)	Steinberg Asset Management, LLC has sole voting power with respect to 5,818,860 shares and sole dispositive power with respect to 6,247,360 shares. Information is based on Amendment No. 2 to Schedule 13G filed February 9, 2007.
Ownership of Directors and Executive Officers
     The following table sets forth information with respect to the beneficial ownership of our outstanding Common Stock as of April 16, 2007, by (i) each current director and each nominee for director of ours, (ii) each named executive officer identified in the Summary Compensation Table below, and (iii) all current directors and executive officers as a group. Except as otherwise indicated below, each person named in the table has sole voting and investment power with respect to all shares of Common Stock beneficially owned by that person, except to the extent that authority is shared by spouses under applicable law. None of the shares reported below are pledged as security.

	Shares Beneficially Owned (1)
Name	Number	Percent
Paul L. Howes	345,000	*
David C. Anderson	10,000	*
James D. Cole (2) (3)	965,411	1.07%
Alan J. Kaufman (4)	988,559	1.09%
Roger C. Stull (5)	196,917	*
Matthew W. Hardey (6) (7)	45,205	*
David P. Hunt (8)	132,667	*
F. Walker Tucei, Jr.	63,667	*
Jerry W. Box	50,867	*
Gary L. Warren	2,000	*
James W. McFarland	15,000	*
G. Stephen Finley	—	*
James E. Braun	105,000	*
Mark J. Airola	110,000	*
Bruce C. Smith	82,854	*
Sean D. Mikaelian	8,334	*
Eric M. Wingerter (9) (10)	51,410	*
All current directors and executive officers as a group (14 persons)	2,113,792	2.33%

*	Indicates ownership of less than 1%.

(1)	The percentage ownership is based on 90,244,643 shares of Common Stock outstanding as of April 16, 2007. Common Stock numbers include, with respect to the stockholder in question, (a) shares of Common Stock issuable upon exercise of options exercisable within 60 days after April 16, 2007 (or June 15, 2007), (b) 200,000 shares of Common Stock subject to a restricted stock award made to Mr. Howes (40,000 shares of which have vested), and (c) 100,000 shares of Common Stock subject to a restricted stock award made to each of Messrs. Braun and Airola. Includes shares which may be purchased upon the exercise of stock options which are exercisable as of June 15, 2007: Mr. Howes – 125,000; Dr. Kaufman – 86,667 shares; Mr. Stull – 46,667 shares; Mr. Hunt – 86,667 shares; Mr. Tucei – 36,667 shares; Mr. Box – 22,767 shares; Mr. Warren — 2,000; Mr. Smith – 76,000 shares; Mr. Mikaelian – 8,334; Mr. Wingerter – 46,667 shares; and all directors and executive officers as a group – 492,769 shares.

(2)	Mr. Cole served as our Chief Executive Officer until March 22, 2006. He was on administrative leave from April 12, 2006 until June 29, 2006, at which time his employment with us and our subsidiaries in all positions was terminated.

(3)	Includes (a) 280,000 shares held by four separate trusts of which Mr. Cole serves as trustee and of which the beneficiaries are children of Mr. Cole and (b) 40,048 shares held by Mr. Cole’s IRA. Mr. Cole disclaims ownership of the 280,000 shares held by the four trusts.

(4)	Includes (a) 14,000 shares held in a trust of which the beneficiaries are children of Dr. Kaufman and (b) 12,600 shares held by his spouse. Dr. Kaufman disclaims beneficial ownership of the shares held by his spouse, except to the extent of his pecuniary interest therein. Dr. Kaufman is not standing for re-election at the Annual Meeting.

(5)	Includes 250 shares held in a trust for which Mr. Stull and his wife are co-trustees and of which the beneficiary is a grandchild of Mr. and Mrs. Stull. Mr. Stull disclaims beneficial ownership of these shares. Mr. Stull is not standing for re-election at the Annual Meeting.

(6)	Mr. Hardey held the title of Vice President of Finance and Chief Financial Officer of our company until June 29, 2006. He was on administrative leave from April 12, 2006 until June 29, 2006, at which time his employment with us and our subsidiaries in all positions was terminated.

(7)	Includes 7,500 shares held by Mr. Hardey’s IRA.

(8)	Mr. Hunt is not standing for re-election at the Annual Meeting.

(9)	Mr. Wingerter served as Acting Chief Financial Officer of our company from May 4, 2006 through October 11, 2006, which was the start date of Mr. Braun’s employment with us as our Vice President and Chief Financial Officer. Mr. Wingerter currently serves as our Assistant Controller and will continue to do so until his departure in May 2007.

(10)	Includes 500 shares held by Mr. Wingerter’s child.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis addresses the following topics:
•	The Compensation Committee

•	The Process of Establishing Compensation

•	Executive Compensation Philosophy

•	The Elements of Executive Compensation (Direct and Indirect)

•	The Compensation Committee Decisions

•	Executive Employment Agreements

•	Potential Payments upon Termination or Change In Control

•	Executive Compensation Policies
THE COMPENSATION COMMITTEE
Committee Members and Independence
     The Compensation Committee of the Board of Directors currently consists of five independent non-employee directors, Jerry W. Box (Chairman), David C. Anderson, Alan Kaufman (who is not standing for re-election), James W. McFarland and Roger C. Stull (who is not standing for re-election). The non-executive Chairman of the Board, David P. Hunt, is an ex-officio member of the Compensation Committee who is not standing for re-election at the Annual Meeting.
Role of the Compensation Committee
     The Compensation Committee operates under a written charter adopted by the Board of Directors on June 11, 2003, and was last revised on March 7, 2007. Our web site, www.newpark.com, contains a copy of the Compensation Committee charter under “Investor Relations” and then under “Corporate Governance.”
The Compensation Committee performs the following responsibilities:
•	Discharges the Board of Director’s responsibilities with respect to all forms of compensation of our executive officers

•	Administers our equity incentive plans

•	Produces an annual report for our proxy statement
Compensation Committee Meetings
     In accordance with its charter, the Compensation Committee meets at least twice each year to perform its duties and responsibilities. In 2006, the Compensation Committee held nine meetings and did not take any action by written consent; during the first quarter of 2007, the Compensation Committee has held one meeting. The Compensation Committee Chairman sets the meeting agenda with input from the Chief Executive Officer. Our management, independent auditors and corporate counsel and consultants may attend meetings as requested by the Compensation Committee. As needed, the Compensation Committee meets in executive session.

     In advance of each meeting, the Compensation Committee receives and reviews information management believes will be helpful to the Compensation Committee as well as materials the Compensation Committee has specifically requested. Depending on the agenda for a particular meeting, these materials may include:
•	Reports on our strategic objectives;

•	Financial reports;

•	Reports on achievement of individual and corporate performance objectives;

•	Information regarding compensation programs and compensation levels for executive officers, directors and other employees at peer companies;

•	Information on the total compensation of the executive officers, including base salary, cash incentives, equity awards, perquisites and other compensation, and any amounts payable to the executive officers upon voluntary or involuntary termination, early or normal retirement, or following a severance with or without a change in control; and

•	Information regarding all non-equity and equity incentive, health, welfare and retirement plans.
THE PROCESS OF ESTABLISHING COMPENSATION
A Continual Process
     During the first quarter of each year, many compensation decisions are made, but the process of establishing compensation continues throughout the year. After reviewing external market conditions in the first quarter, the Compensation Committee reviews and approves executive base compensation for the current year and non-equity incentive compensation for the previous year, determines the corporate goals and objectives relevant to compensation of executive officers for the current year, evaluates the performance of executive officers, and prepares this analysis for the shareholders. During the second quarter, the Compensation Committee reviews and approves executive equity incentive compensation and reviews succession planning and development, reporting results to the Board. During the fourth quarter, the Compensation Committee reviews and approves the total compensation strategy to assure alignment with business strategy, the next year’s merit increases in salaries for all employees, and the Compensation Committee’s performance and charter. On an as needed basis, the Compensation Committee reviews and revises the compensation plans, including non-equity incentive, equity incentive, and special benefit and incentive plans, and provisions of employment and severance agreements for executives. The Compensation Committee proposes any revisions of the plans to the Board of Directors, which then considers the changes and approves them before the revisions take place (subject to stockholder approval, as applicable). In addition, the Compensation Committee reviews employee health, welfare and retirement plans for design, funding and fiduciary responsibilities on a periodic basis.
Management’s Role in the Compensation-Setting Process
     The Chief Executive Officer’s role in establishing compensation includes making recommendations to the Compensation Committee on performance evaluation, base salary, and both equity and non-equity incentive compensation for executive officers and senior management (other than the Chief Executive Officer). The Chief Executive Officer, as an invited guest, also participates in Compensation Committee meetings to provide information regarding our strategic objectives. Management may be asked to prepare information for any Compensation Committee meeting.
Compensation Committee Consultants
     The Compensation Committee Charter grants the Compensation Committee the sole and direct authority to hire and fire compensation consultants, legal advisors and other advisors on executive compensation matters and approve their compensation. We pay the Compensation Committee’s consultants and advisors. These consultants and advisors report directly to the Compensation Committee.
     The Compensation Committee hired Stone Partners, Inc., a compensation consulting firm to provide research reports and advice regarding compensation levels and programs for employees and directors. In addition, the consultant provides information to the Compensation Committee about best practices in corporate governance and supports the Committee by preparing reports for the Committee’s approval. See “Compensation Benchmarking Relative to Market” below for further details. Stone Partners reports directly to the Compensation Committee. Stone Partners does not perform any work for us without the knowledge and consent of the Compensation Committee.
Performance Objectives
     For non-equity incentive pay, establishing compensation begins with setting individual and corporate performance objectives for executive officers in the first quarter. The Chief Executive Officer actively provides input concerning strategic objectives and performance targets. The Compensation Committee reviews the appropriateness of the financial measures used in the non-equity incentive plan and the degree of difficulty in achieving specific performance targets.
     During the second quarter of each year, the Compensation Committee typically establishes corporate performance objectives for executive officers under the equity incentive plan. The Compensation Committee reviews the appropriateness of the financial measures used in the equity incentive plan and the degree of difficulty in achieving specific performance targets. Financial performance objectives are based on our cumulative earnings per share over a designated period of time, but may include return on equity, return on capital employed, cash management, total return to shareholders or performance relative to peer companies.
Compensation Benchmarking Relative to Market
     The Compensation Committee believes that pay practices at other companies provides useful information in establishing compensation levels. The Compensation Committee recognizes that our compensation practices must be competitive in the marketplace in order to attract, retain and motivate key executive personnel. Benchmarking and aligning base salaries become critical to a competitive compensation scheme because other elements of compensation are affected by changes in base salary.
     Accordingly, the Compensation Committee compares compensation levels for the executive officers with compensation levels at companies in an industry peer group. The consultant analyzed the executive compensation data in proxy statements of a peer group consisting of publicly traded oilfield services companies comparable in size to us in annual revenues and market value. The following companies were included in the peer group:
•	Core Laboratories NV

•	Dril-Quip, Inc.

•	Global Industries, Ltd.

•	Oil States International, Inc.

•	Superior Energy Services, Inc.

•	Tetra Technologies, Inc.

•	W-H Energy Services, Inc
     The Compensation Committee considers these companies consistent and stable market references from one year to the next. The Compensation Committee reviews the compensation paid to executive officers of these companies. The financial data of these peers are not identical to those of companies included in the indices in the stock performance graph included in our recently filed Annual Report on Form 10-K because those indices include companies that are considered too dissimilar in size or operations to serve as comparisons for purposes of analyzing compensation. The compensation consultant also provided the Compensation Committee with information regarding compensation programs and compensation levels for companies in the 25th, 50th, and 75th percentiles of the compensation reflected in Watson Wyatt’s national survey data (adjusted to reflect our size, based on annual revenue, and industry). In addition, the Compensation Committee reviews results from Stone Partner’s annual Oilfield Manufacturing and Services Executive Compensation Survey. The peer group and survey data collectively will be referred to as survey data throughout this document. The compensation consultant provides advice on compensation trends and types of awards being used for equity incentive compensation.
Targeted Compensation Levels
     The compensation philosophy described below guides the Compensation Committee in establishing targeted total direct compensation levels (i.e., compensation achievable upon attainment of target objectives) for each of the executive officers. The Compensation Committee also considers individual factors, including historical compensation levels, results achieved, experience, potential future contribution, role and responsibilities. In addition, the Compensation Committee reviews corporate factors, including competitive pay practices, the relative compensation levels among our executive officers, industry conditions, corporate performance, shareholder actions, and the overall effectiveness of the compensation program in achieving desired performance levels.
EXECUTIVE COMPENSATION PHILOSOPHY
     We design the executive compensation program to attract, motivate and retain the executive talent that we need in order to implement our business strategy and to improve long-term profitability and stockholder value. To this end, our executive compensation program provides base compensation levels and incentive pay opportunities that vary based on corporate, business unit and individual performance.

Pay-for-Performance
     In determining targeted total direct compensation levels, the Compensation Committee places a significant portion of each executive officer’s total direct compensation at risk through the use of performance-based pay. Performance-based pay generally includes non-equity incentives for achievement of specified performance objectives and equity incentive compensation whose long-term value depends upon our stock price. The Compensation Committee believes incentive compensation should entail both short- and long-term performance criteria. The Compensation Committee typically sets 60-70% of the executive officer’s total direct compensation as contingent, performance-based pay. The Compensation Committee also allocates equity incentives (stock options and performance restricted stock, for example) and non-equity incentives (annual cash bonus) so that the current fair market value of the equity incentives is approximately three times the value of the non-equity incentives. Only executive officers with outstanding individual and corporate achievements may significantly exceed the median salary (based on survey data) in total direct compensation as a result of variable pay components (non-equity and equity incentives).
Overall Market Position
     The Compensation Committee believes that the overall compensation of executive officers should be competitive with the market. The Compensation Committee considers the oilfield services industry to be the market in which we vie for executive talent. In determining the proper amount for each compensation element, the Compensation Committee reviews the compensation targets for comparable positions at similar corporations with which we compete for executive talent, as well as relative internal equity within the executive pay structure. The Compensation Committee targets the 50th percentile of overall compensation reflected in the survey data. This approach allows the Compensation Committee to respond better to additional factors it may consider. The Compensation Committee also considers changing business conditions, and by managing salaries and incentives evenly over a career, the potential is minimized for automatic increases of salaries and incentives that could occur with an inflexible and narrowly defined approach. This approach provides more flexibility to differentiate salaries and incentives to reflect a range of experiences and performance levels among executive officers. With respect to targeted incentives, we attempt to align the compensation of executive officers with similar levels of responsibility within our organization.
ELEMENTS OF EXECUTIVE COMPENSATION
DIRECT COMPENSATION
     Base Salary-We provide executive officers with base salary to compensate them fairly for the services they render throughout the year. Base salaries of executive officers are designed to be generally competitive with executive salary levels at comparable organizations. The Compensation Committee considers comparable salary information from the survey data that are provided by the compensation consultant. In addition, the Compensation Committee determines the base pay for our executive officers by considering each individual executive’s performance over time, experience, potential future contribution, role and responsibilities. Consequently, executive officers with higher levels of sustained performance over time and/or executive officers assuming greater responsibilities are paid correspondingly higher salaries.

     We generally establish base salary compensation for our executive officers near the 50th percentile of the compensation reflected in the survey data collected for executive officers having similar responsibilities. The three named executive officers at the beginning of 2006 were James D. Cole, William Thomas Ballantine and Matthew W. Hardey. The individual base salary for these executive officers was between the 33rd and 40th percentiles of the compensation reflected in the survey data at the beginning of 2006. Our revenue in fiscal years 2005 and 2006 were $554 million and $668 million, respectively. Base salaries reflect this growth in revenue. Base salary and comparison data also are provided below for those individuals who were appointed as executive officers during 2006.
     Non-Equity Incentive Compensation-Under our 2003 Executive Incentive Compensation Plan, which we refer to as the Executive Incentive Compensation Plan, executive officers are eligible to receive annual cash bonuses based on the achieving corporate and business unit financial goals and individual objectives. The specific performance measures are determined annually by the Compensation Committee. We intend for the plan to:
•	Create shareholder value;

•	Provide a financial incentive to focus on specific performance targets;

•	Reward employees based on individual and company/business unit performance; and

•	Encourage employees to continually improve our performance.
     Our non-equity incentive compensation program promotes a pay-for-performance philosophy by providing executive officers with direct financial incentives in the form of annual cash payments based on individual, division and company performance. Annual incentives are targeted at the 50th percentile of the compensation reflected in the survey data when individual and corporate objectives are achieved and at the 50th to 75th percentile of the compensation reflected in the survey data when individual and corporate objectives are exceeded. The actual percentiles of individual base salary plus target non-equity incentives for the executive officers at the beginning of 2006 were between the 32nd and 41st percentiles of the compensation reflected in the survey data. Annual incentive awards are linked to the achievement of company-wide and business unit quantitative performance goals and can include individual objectives and are designed to place a significant portion of total compensation at risk.

     The annual incentive opportunity (expressed as a percentage of base salary) for each participant in the Executive Incentive Compensation Plan is based on his potential to affect operations and/or profitability. In 2006, the threshold, target and maximum incentive opportunities for the executive officers were as follows:

Name/Title	Threshold	Target	Maximum
Paul L. Howes, President and Chief Executive Officer	21%	70%	140%
James E. Braun, Vice President and Chief Financial Officer	15%	50%	100%
Mark J. Airola, Vice President, General Counsel, Chief Administrative Officer and Secretary	15%	50%	100%
Bruce C. Smith, Vice President of Newpark and President of Fluids Systems and Engineering	12%	40%	80%
Sean D. Mikaelian, Vice President of Newpark and President of Mats & Integrated Services	12%	40%	80%
     The non-equity incentive plan will pay an incentive of between 30% and 50% (depending on the participant) of the target for performance at 70% of the established financial performance objectives (threshold). Target performance generally equals 100% of the budgeted level for the year. Over achievement performance (maximum payout) is generally set at 130% of budget.
     The Compensation Committee looks at the current and prior year’s achievements prior to setting new financial performance targets. The Compensation Committee intends to set financial performance targets at levels which will challenge the executive officers to achieve. The performance measures for 2006 for corporate executive officers were originally earnings per share (weight 30%), cash flow (weight 20%), return on equity (weight 20%) and discretionary (weight 30%). The performance measures for 2006 for business segment executive officers were originally earnings per share (weight 20%), divisional earnings before interest and taxes or EBIT (weight 25%), return on equity (weight 25%) and discretionary (weight 30%). In September 2006, the performance measures for 2006 for corporate executive officers were revised to:
•	adjusted earnings per share (weight 70%) and

•	discretionary (weight 30%).

     In September 2006, the performance measures for 2006 for business segment executive officers were revised to:
•	adjusted earnings per share (weight 20%),

•	divisional EBIT (weight 50%) and

•	discretionary (weight 30%).
     The final target adjusted earnings per share objective was $0.32 for all executive officers. Earnings reported by us were adjusted to reflect the impact of restructuring a business segment, balance sheet impairments, settlements related to the class action litigation and shareholder derivative action, the relocation of our headquarters to The Woodlands, Texas, the costs associated with the acceleration of our debt, and expenses related to corporate investigative activities. In September 2006, the business segment EBITs were revised to reflect the new alignment resulting from the corporate reorganization. Our Fluids Systems and Engineering’s target EBIT was $49.1 million (excluding our Excalibar barite business). Mats & Integrated Services’s target EBIT was $20.1 million. Both sets of objectives required substantial effort on the part of the executive officers to achieve.
Non-Equity Incentive Plan Weighting for 2006

	Paul L.	James E.		Bruce C.	Sean D.
Metric	Howes	Braun	Mark J. Airola	Smith	Mikaelian
Company Financial Performance Objectives-Earnings Per Share	70%	70%	70%	20%	20%
Business Unit Financial Performance Objective (EBIT)	—	—	—	50%	50%
Discretionary	30%	30%	30%	30%	30%
     Threshold performance is generally expected to be achieved 80% of the time. Target performance is generally expected to be achieved 50-60% of the time. Maximum over achievement of performance is generally expected to be achieved 20% of the time.
     Equity Incentive Compensation-We make regular grants of stock options to executive officers, senior managers and other key employees. Stock option awards provide these key employees with additional incentives to maximize stockholder value and provide a link between their interests and the interests of our stockholders. Stock options generally have been granted each year as a component of long-term compensation with the size of the grants generally based on the executive officer’s responsibility level, base salary and performance. Our 1995 Incentive Stock Option Plan, which terminated on November 2, 2005, provided for stock options to be issued with an exercise price equal to the market value of our Common Stock on the date of grant, so that optionees will benefit only if the price of our stock appreciates. Stock options typically vested pro rata over three years. By utilizing vesting periods, the option program encouraged key employees to remain in our employ and provided a long-term perspective to the compensation available under the option program. The Compensation Committee continues to make stock option awards now under the 2006 Equity Incentive Plan. The Compensation Committee continues to make restricted stock awards now under the 2003 Long Term Incentive Plan.
     To further align the interests of executive officers and stockholders, beginning in January 2003, the Compensation Committee made annual awards of Common Stock equivalents to our executive officers under the 2003 Long Term Incentive Plan and now also the 2006 Equity Incentive Plan. The awards vest and become payable in our Common Stock if certain performance criteria are met during a three-year performance period and the executive officer has remained in our employ throughout the performance period. By providing for three-year overlapping performance periods, the 2003 Long Term Incentive Plan is intended to motivate and reward long-term performance. The Compensation Committee has chosen performance-restricted stock equivalents because the Compensation Committee believes performance-restricted stock equivalents provide some value to an executive officer during periods of stock market volatility while stock options sometimes have a limited perceived value and may do little to retain executive officers when the current value of our stock goes below the option price.
     The performance criteria applicable to the performance-restricted awards are cumulative earnings per share over the three-year performance period. Vesting of 20% of the number of shares of Common Stock subject to the awards occurs when our performance achieves “expected” levels for the performance criteria, and full vesting occurs if our performance is at the “over-achievement” level for the performance criteria, in each case measured over the entire three-year performance period. No shares vest if our performance level is below the “expected” level, and straight-line interpolation will be used to determine vesting if performance is between “expected” and “over-achievement” levels.
     In determining appropriate awards, the Compensation Committee periodically reviews competitive survey data, each executive’s past performance, ability to contribute to our future success and growth and time in the current job. The Compensation Committee also considers recommendations of the compensation consultant and Chief Executive Officer. The Compensation Committee also takes into account the risk of losing the executive to other employment opportunities. The Compensation Committee considers the foregoing factors together and makes a subjective determination with respect to awarding equity compensation to our executive officers. The Compensation Committee believes that market competitive grants, along with three-year vesting requirements, are the most effective method of reinforcing the long-term nature of the incentive. The Compensation Committee has not looked at the value of previous awards and grants (whether vested or not) in determining a current year’s awards and grants.
     Equity incentives are based on targeting a range near the 50th percentile of the equity incentives reflected in the survey data. The individual equity incentive (as a multiple of base salary) percentiles for the current executive officers was between the 29th and 43rd percentiles of the compensation reflected in the survey data. Higher-level positions have greater emphasis on longer-term incentives. The size of long-term incentive awards will vary from year to year to reflect current year performance of our company and/or the individual. The Compensation Committee determines the award level for executive officers, if any, on an annual basis usually in June each year. Currently, the Compensation Committee chooses to allocate 40% of these awards to stock options and 60% to performance-based restricted equivalents for the executive officers. This allocation provides for employment retention over time and significant incentive to improve shareholder value.
     The 2006 Equity Incentive Plan is intended to attract and retain key employees, encourages the sense of proprietorship of these employees and stimulates the active interest of those persons in our development and financial success. The 2006 Equity Incentive Plan provides for various types of awards to be granted to participants. Under the 2006 Equity Incentive Plan, options to purchase shares of our Common Stock and stock appreciation rights with fixed or variable exercise prices may be granted, but exercise prices can be no less than the share’s fair market value on the date of grant. In addition, the 2006 Equity Incentive Plan permits grants of shares of our Common Stock or grants of rights to receive shares of our Common Stock, including restricted and performance-restricted shares on terms as the Compensation Committee may determine. The 2006 Equity Incentive Plan also provides for stock awards based on objective performance goals pre-established by the Compensation Committee. Options must have fixed terms no longer than 10 years; and earlier vesting of stock awards is limited to change in control unless otherwise specified in any future awards agreements.
     Under the terms of the 2006 Equity Incentive Plan, the Compensation Committee is authorized, in its discretion, to delegate to our executive officers its duties under that Plan. The Compensation Committee currently has not delegated any of these duties, but if it does, it will set limits and conditions upon the delegation. During 2006, the Compensation Committee gave the Audit Committee authority to review the stock option grants so as to insure the use of the proper date of grant.
     All equity awards to our employees, including executive officers, that have been granted are reflected in our consolidated financial statements at fair market value on the grant date in compliance with Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” which we refer to as FAS 123(R).
INDIRECT COMPENSATION
     Employee benefits are designed to be competitive and to attract and retain employees. From time to time, the Compensation Committee reviews a plan and recommends that the Board implement certain changes to existing plans or adopt new benefit plans.
Health and Welfare Benefits
     We offer a standard range of health and welfare benefits to all employees, including executive officers. These benefit plans provide the same terms to all similarly situated employees. These benefits include: medical, prescription drug, vision, and dental coverages, life, accidental death and dismemberment and travel accident insurance, short and long-term disability insurance, employee assistance plan, health savings accounts, flexible spending accounts, and long term care insurance. Executive officers have excess life insurance for which we pay the premiums. This cost is disclosed in the Summary Compensation Table.

Employee Stock Purchase Plan
     We offer an employee stock purchase plan allowing all employees to purchase our Common Stock through payroll deductions. Employees, including executive officers, can set aside up to 10% of their annual salary to purchase stock at 95% of the fair market value of the stock on the first or last day of the six month offering period, whichever is lower. Executive officers may not set aside more than $25,000 of their salary to purchase shares under this plan in any year.
401(k) Plan
     We offer a defined contribution 401(k) plan to our employees. The plan helps employees save for retirement, reduce current income taxes and defer income taxes on savings and investment income until retirement. The participants may contribute from 1-50% of their base and cash incentive compensation. We make matching contributions under this plan of 100% on the first 3% of the employee’s compensation and 50% of the next 3% of the participant’s compensation. Employees are fully vested in employer contributions immediately. During 2006, an employee could contribute up to $15,000, and employees age 50 or older were allowed to make additional catch-up contributions to the plan up to $5,000.
     The plan also allows us to make “nonelective contributions.” For 2006 there were no “nonelective contributions” made to employee’s accounts.
Other Perquisites and Personal Benefits
     We do not offer any perquisites or other personal benefits with a value over $10,000 beyond those outlined below to any executive. We do provide some club membership payments which are used for both business and personal use. We do pay expatriate benefits for Bruce C. Smith, including a living and car allowance. As an inducement to accept his employment offer, Paul L. Howes was granted an annual stipend of $20,000 for club dues and/or car expenses. Mark J. Airola was eligible for reimbursement of 50% of the initiation fee for country club membership up to a maximum of $30,000. As an inducement to accept their respective offers of employment, James E. Braun and Mark J. Airola each received a car allowance. In addition, we paid temporary housing and relocation expenses as needed for the newly hired executive officers. These figures are included in the Additional Compensation of the Summary Compensation Table.
     The following items are not included in the Summary Compensation Table.
     Paul L. Howes: We paid a total of $21,475 in legal fees in 2006 to counsel selected and personally retained by Mr. Howes in connection with our internal investigation and restatement of our financial statements. Under the terms of his employment agreement, Mr. Howes was entitled to receive a “gross up” for income taxes associated with his temporary housing, commuting expenses and similar items. He received $46,872 in 2007 as a gross-up for those items included in his compensation in 2006. Additionally, we have posted a $3 million letter of credit in favor of Mr. Howes as required under the terms of his indemnification agreement with us.
     David P. Hunt: Pursuant to the terms of the indemnification agreement we have with Mr. Hunt, we advanced a total of $113,553 in legal fees in 2006 to counsel selected and personally retained by Mr. Hunt to provide legal advice and defense in connection with our internal investigation and the shareholder litigation.
     Mark J. Airola and James E. Braun: The employment agreements for Mr. Airola and Mr. Braun provide that each is to receive a vehicle allowance. Our policy regarding company vehicles and allowances was effective as of January 1, 2007. Mr. Airola and Mr. Braun are each receiving $1,300 per month as a vehicle allowance and each was also paid (in 2007) the allowance attributable to 2006, based upon the commencement of their employment. These items will be reflected as compensation in 2007.
     Sean D. Mikaelian: As part of the relocation benefits provided to Mr. Mikaelian, we purchased his home in Michigan for $436,592. We expect to sell the house in 2007 at an amount which is less than the purchase price and, we will reflect that deficit as compensation in 2007.
THE COMPENSATION COMMITTEE DECISIONS
     This section describes the compensation decisions that the Compensation Committee made with respect to the executive officers for 2006 and during the first quarter of 2007.
Executive Summary
     The Compensation Committee continued to apply the compensation principles described above in determining the compensation of the executive officers in 2006. The decisions were made in the context of a tight oilfield services labor market due to expanding exploration and production of oil and gas. Our adjusted operating results for the last three years have included record revenues and net earnings.
Base Salary Decisions
     The Compensation Committee reviewed base salaries of executive officers for 2006 in March 2006. The Compensation Committee considered the individual factors listed in “Elements of Compensation-Direct Compensation-Base Salary” and comparable survey data provided by the compensation consultant. On the basis of its review, the Compensation Committee increased base salaries of the executive officers listed below on average 6% effective January 1, 2006.

	2005	2006
	Annualized	Annualized
Executive/Title	Salary	Salary
James D. Cole, Chief Executive Officer	$320,000	$320,000(1)
Matthew W. Hardey, Chief Financial Officer	$215,000	$245,000
William Thomas Ballantine, Chief Operating Officer	$275,000	$275,000
Bruce C. Smith, Vice President of Newpark and President of Fluids Systems and Engineering	$232,000	$260,000

(1) Annualized salary for Mr. Cole was reduced to $200,000 effective upon the appointment of Mr. Paul Howes as CEO.
     In July 2006, Bruce C. Smith received an additional adjustment making his base pay $300,000. After all these salary actions in 2006, the salaries of individual executive officers were between the 42nd and 69th percentiles of the salaries reflected in the survey data.
     Base salaries of executive officers for 2007 were reviewed in March 2007 by the Compensation Committee and an increase effective April 1, 2007 was approved. The Compensation Committee considered the recommendations of the Chief Executive Officer and individual factors listed in “Elements of Compensation-Direct Compensation-Base Salary.” On the basis of its review, the Compensation Committee increased base salaries of the executive officers on average 6%.

	2006	2007
	Annualized	Annualized
Executive/Title	Salary	Salary
Paul L. Howes, President and Chief Executive Officer	$400,000	$450,000
James E. Braun, Vice President and Chief Financial Officer	$275,000	$282,000
Mark J. Airola, Vice President, General Counsel, Chief Administrative Officer and Secretary	$265,000	$272,000
Bruce C. Smith, Vice President of Newpark and President of Fluids Systems and Engineering	$300,000	$315,000
Sean D. Mikaelian, Vice President of Newpark and President of Mats & Integrated Services	$230,000	$242,000
Non-Equity Incentive Compensation Decisions
     For 2006, our adjusted earnings per share and business segment EBIT exceeded the targets. Our earnings per share excluded one time charges (to reflect the impact of restructuring a business segment, balance sheet impairments, any settlements related to the class action litigation or shareholder derivative action, the relocation of our headquarters to The Woodlands, Texas, the costs associated with the acceleration of our debt, and expenses related to corporate investigative activities). As a result of the levels of achievement, executive officers received bonuses ranging from 32% to 130% of their 2006 base salaries. The values are reflected in the Summary Compensation Table.
Equity Incentive Compensation Decisions
     On December 28, 2006, Paul L. Howes was awarded 80,000 stock options under the 2006 Equity Incentive Plan.
     The following grants of performance-restricted stock under the 2003 Long Term Incentive Plan were made on November 20, 2006: Paul L. Howes – 50,000 shares; James E. Braun – 22,500 shares; Mark J. Airola – 22,500 shares; Bruce C. Smith – 35,000 shares; Sean D. Mikaelian – 35,000 shares; Eric M. Wingerter – 15,000 shares. The performance criterion is cumulative earnings per share over the three-year performance period (2006 through 2008). The earnings per share calculation will be adjusted to exclude one time charges to reflect the impact of restructuring a business segment, balance sheet impairments, any settlements related to the class action litigation or shareholder derivative action, the relocation of our headquarters to The

Woodlands, Texas, the costs associated with the acceleration of our debt, and expenses related to corporate investigative activities. Vesting of 20% of the number of shares of Common Stock subject to the awards occurs when our performance achieves “expected” levels for the performance criteria, and full vesting occurs if our performance is at the “over-achievement” level for the performance criteria, in each case measured over the entire three-year performance period. No shares vest if our performance level is below the “expected” level, and straight-line interpolation will be used to determine vesting if performance is between “expected” and “over-achievement” levels.
     In November 2006, the Compensation Committee authorized grants to Messrs. Smith and Mikaelian of 50,000 phantom shares each. These grants are performance-restricted over three years with one-third payable each year. The performance criterion for the 2006-to-2008 period is based upon achieving a 7% annualized growth in EBIT for each individual’s division. On June 30 of each year covered by the grants, the performance of the division (as measured by EBIT) will be compared on a year over year basis (calendar year 2006 as compared to calendar year 2005, for example) and if the year over year growth in EBIT is 7% or higher, the individual will receive one-third of the phantom award. If in any one-year comparison, the 7% growth rate is not achieved, the employee will not receive the award for that year. Each year is calculated separately; however, the employee has the ability to “catch up” if the cumulative growth rate over the entire three-year period is equal to or exceeds a 7% annualized increase in EBIT, in which case the employee is entitled to receive the entire 50,000 phantom share award. These long term incentives will be payable as cash under the 2003 Long Term Incentive Plan. The Compensation Committee authorized an additional grant of 50,000 phantom shares to Mr. Smith as an inducement for him to execute employment and non-compete agreements. This grant vests ratably over a three-year period, with the first installment vesting in July 2007. The grant agreement with Mr. Mikaelian was not completed until January 2007 and the grant to Mr. Smith was conditioned upon his execution of an employment agreement with us, which occurred on April 20, 2007. Therefore, neither of these grants is included in the table of Grants of Plan-Based Awards for 2006.
     In administering the long-term incentive plan, the Compensation Committee is sensitive to the potential for dilution of future earnings per share. In 2006, 480,000 stock options and 444,833 restricted stock awards were granted to 26 executive officers and employees, or about 1% of total employees. The awards were approximately 1% of our outstanding shares.
     For further information regarding the awards, see 2006 Grants of Plan-Based Awards Table.

Variable Performance-Based Pay as a Component of Potential Compensation
     The Compensation Committee places great emphasis on variable performance-based compensation through annual cash incentive and equity awards. The chart below shows the allocation between fixed pay and variable performance-based pay for 2006:

			Non-Equity
		Base	Based	Fair Market Value
		Salary as	Incentive	on Grant Date of
		of	Paid March	Equity Awards
Name	Title	12/31/2006	2007	Granted 2006 (1)
Paul L. Howes	President and Chief Executive Officer	$400,000	$400,000	$3,696,240
James E. Braun	Vice President and Chief Financial Officer	$275,000	$ 55,550	$ 696,125
Mark J. Airola	Vice President, General Counsel, Chief Administrative Officer	$265,000	$ 53,530	$ 648,125
Bruce C. Smith	Vice President of Newpark and President of Fluids Systems and Engineering	$300,000	$206,388	$ 211,750
Sean D. Mikaelian	Vice President of Newpark and President of Mats & Integrated Services	$230,000	$ 43,126	$ 283,245

(1)	The figures for Messrs. Howes, Braun, Airola and Mikaelian include incentive grants made to these individuals in connection with the commencement of their employment in 2006.

EXECUTIVE EMPLOYMENT AGREEMENTS
Employment Agreement with Paul L. Howes
     On March 22, 2006, Mr. Howes entered into an employment agreement with us under which he serves as Chief Executive Officer. This agreement was amended on June 7, 2006, to add a definition for Change in Control. The term of the employment agreement is from March 22, 2006 through March 31, 2009, with automatic renewal thereafter for successive one-year periods ending on each March 31, unless Mr. Howes’ employment is terminated by either party’s giving 60 days written notice. Under this employment agreement, Mr. Howes is entitled to receive the following compensation and benefits:
•	Annual base salary of $400,000;

•	An opportunity under our executive incentive compensation plan to earn a cash bonus of between 70% and 140% of his annual base salary based on the satisfaction of performance criteria specified by the Compensation Committee related to our return on equity (weighted 25%), EBIT return on average assets (weighted 25%), earnings per share (weighted 20%), and a discretionary component as recommended by the Compensation Committee (weighted 30%). This has been revised for 2006 to earnings per share (weighted 70%) and a discretionary component as recommended by the Compensation Committee (weighted 30%);

•	Eligibility to receive annual stock options and performance-based awards under the Long Term Incentive Plan as determined in the discretion of the Compensation Committee. As presently structured, Mr. Howes would be awarded options to purchase 80,000 shares and a performance-restricted share award of 50,000 shares annually;

•	As an inducement to accept employment with us, an award of (i) options to purchase 375,000 shares at the market price at the close of business on March 22, 2006, which vest ratably over three years (as further memorialized by a Non-Statutory Stock Option Agreement dated as of March 22, 2006), and (ii) 200,000 time restricted shares, which vest ratably over five years (as further memorialized by a Stock Award Agreement dated as of March 22, 2006);

•	Payment of one-half the initiation fee for membership in the country club of Mr. Howes’ choice and an annual stipend of $20,000 to be used by Mr. Howes in his discretion for monthly club dues, automobile costs, and similar expenses;

•	Reimbursement for all reasonable and necessary business, entertainment and travel expenses incurred or expended by Mr. Howes in the performance of his duties;

•	Payment of reasonable temporary housing costs and reimbursement of reasonable commercial transportation expenses for Mr. Howes or his wife between New Orleans, Louisiana, and their home weekly, if necessary and appropriate, through December 31, 2006, and payment of reasonable relocation expenses. All expenses related to temporary housing, commuting, relocation, and similar expenses will be grossed up based on the highest marginal federal tax rate for the year in which payments are made;

•	Reimbursement of the cost of medical insurance coverage for Mr. Howes and his family in the St. Louis, Missouri area until final relocation of his family is completed;

•	Four weeks of paid vacation; and

•	Participation in the life and health insurance plans, 401(k) plan and other employee benefit plans and programs generally made available to executive personnel.
     Mr. Howes’ employment with us will terminate (a) automatically upon his death or disability, (b) at Mr. Howes’ election upon 30 days notice to us for “Good Reason” (as defined below) or Mr. Howes’ voluntary resignation at his election and without Good Reason, (c) by us for “Cause” (as defined below), (d) by us without Cause or (e) by either Mr. Howes’ or our giving 60 days notice in advance of the expiration of the initial or any successive employment terms under Mr. Howes’ employment agreement. As used in this agreement, “Good Reason” means (i) our unreasonable interference with Mr. Howes’ performance of his duties, (ii) a detrimental change in Mr. Howes’ duties, responsibilities or status, (iii) our failure to comply with our obligations under our agreements with Mr. Howes, (iv) diminution of Mr. Howes’ salary or benefits, (v) our failure to approve Mr. Howes’ business plan to move our corporate headquarters in whole or in part to Houston, Texas, (vi) our failure to obtain the assumption of Mr. Howes’ employment agreement by any successor or assignee of ours or (vii) the relocation of Mr. Howes’ principal place of employment by more than 50 miles (other than to Houston, Texas).
     As used in this agreement, “Cause” means:
•	Conviction by a court of competent jurisdiction of, or entry of a plea of guilty or nolo contendere for an act constituting a felony;

•	Dishonesty, willful misconduct or gross neglect by Mr. Howes of his obligations under his employment agreement that results in material injury to us;

•	Appropriation (or an overt act attempting appropriation) of a material business opportunity of ours;

•	Theft, embezzlement or other similar misappropriation of our funds or property; or

•	Failure to follow our reasonable and lawful written instructions or policy with respect to the services to be rendered and the manner of rendering services by Mr. Howes.

Employment Agreement with James D. Cole
     Mr. Cole previously served as our Chief Executive Officer pursuant to an employment agreement that automatically renewed for successive one-year periods unless terminated by either party. In connection with Mr. Cole’s announcement that he would step down as Chief Executive Officer on December 31, 2005 (or upon the engagement of a new Chief Executive Officer), Mr. Cole and our company entered into a new employment agreement (now terminated) that superseded his previous employment agreement. The now terminated agreement provided for his continued employment as Chairman and Chief Executive Officer of Newpark Environmental Water Solutions, LLC, or NEWS, from the earlier of January 1, 2006, or the date he stepped down as our Chief Executive Officer through December 31, 2007, and the payment of retirement benefits.
     On June 29, 2006, Mr. Cole’s employment with us and our subsidiaries, including NEWS, was terminated by us for cause. His employment agreement provided that, if the employment agreement is terminated for cause, Mr. Cole is entitled to receive only: (1) his base salary through the date of termination; (2) two payments of $320,000 each, one on or before January 15, 2008, and one on or before January 15, 2009, as compensation for his entering into Non-Competition Agreements with us; and (3) stock options and awards under other compensation plans that have fully vested before the date of termination. All stock options and awards that have not vested at the time of termination for cause are forfeited.
     Under the now terminated employment agreement, Mr. Cole was entitled to receive the following compensation and benefits in 2006 (whether serving as our Chief Executive Officer or Chairman of NEWS):
•	Annual base salary of $320,000, $147,963 of which was paid for 2006;

•	An opportunity under our executive incentive compensation plan to earn a cash bonus of between 70% and 140% of his base salary based on the satisfaction of performance criteria;

•	Continued eligibility to receive stock options and performance-based awards under the Long Term Incentive Plan as determined in the discretion of the Compensation Committee;

•	Continued eligibility for future vesting of awards made under the Long Term Incentive Plan in 2003, 2004 and 2005, if the applicable performance criteria are satisfied (regardless of whether Mr. Cole is employed by us when the applicable three-year performance period ends);

•	Use of an automobile; and

•	Participation in the life and health insurance plans, 401(k) plan and other employee benefit plans and programs generally made available to executive personnel.

     Mr. Cole was entitled to receive the following compensation and benefits for serving as Chairman of NEWS effective January 1, 2006:
•	Annual base salary of $200,000;

•	Continued eligibility for participation in our executive incentive compensation plan for a minimum of three years (regardless of employment status), with an opportunity to earn an annual cash bonus of between 50% and 100% of his base salary based on the satisfaction of performance criteria to be determined by the Compensation Committee or, if greater, a bonus equal to 5% of the pre-tax profits of NEWS;

•	Continued eligibility to receive stock options and performance-based awards under the Long Term Incentive Plan on the same basis as the Chief Operating Officer and Chief Financial Officer and as determined in the discretion of the Compensation Committee, with the opportunity to vest in these awards at the end of the applicable performance period regardless of employment status;

•	Use of an automobile; and

•	Participation in the life and health insurance plans, 401(k) plan and other employee benefit plans and programs generally made available to executive personnel.
     In addition, Mr. Cole received additional compensation ($10,000 per month plus eligibility for a bonus in an amount to be determined) for the period from January 1, 2006, until March 22, 2006, when he performed the duties of Chief Executive Officer of our company in addition to his other duties. The term of Mr. Cole’s employment as Chairman of NEWS terminated when his employment agreement terminated.
     The employment agreement also provided that, upon Mr. Cole’s retirement from our company on or after December 31, 2007, Mr. Cole would be entitled to receive certain retirement benefits (now forfeited) and two payments of $320,000 each in consideration of his execution of a three-year non-competition agreement.
Employment Agreement with James E. Braun
     On September 18, 2006, Mr. Braun entered into an employment agreement with us under which he serves as Chief Financial Officer. The term of the employment agreement is from October 11, 2006 through October 11, 2009, with automatic renewal thereafter for successive one-year periods ending on each September 30, unless Mr. Braun’s employment is terminated by either party’s giving 60 days written notice. Under this employment agreement, Mr. Braun is entitled to receive the following compensation and benefits:
•	Annual base salary of $275,000;

•	An opportunity under our executive incentive compensation plan to earn a cash bonus of between 50% and 100% of his annual base salary based on the satisfaction of performance criteria specified by the Compensation Committee;

•	As an inducement to accept employment with us, an award of (i) 100,000 time restricted shares, which vest ratably over three years and (ii) $100,000 signing bonus (if Mr. Braun voluntarily terminates this employment agreement or is terminated for Cause, he will repay this signing bonus on a pro-rata basis based on the number of completed months of the first 12 months of this employment agreement);

•	Eligibility to receive annual stock options and performance-based awards under the Long Term Incentive Plan as determined in the discretion of the Compensation Committee;

•	Reimbursement for all reasonable and necessary business, entertainment and travel expenses incurred or expended by Mr. Braun in the performance of his duties;

•	Car allowance;

•	Four weeks of paid vacation; and

•	Participation in the life and health insurance plans, 401(k) plan and other employee benefit plans and programs generally made available to executive personnel.
     Mr. Braun’s employment with us will terminate (a) automatically upon his death or disability, (b) at Mr. Braun’s election upon 30 days notice to us for “Good Reason” (as defined below) or Mr. Braun’s voluntary resignation at his election and without Good Reason, (c) by us for “Cause” (as defined below), (d) by us without Cause or (e) by either Mr. Braun’s or our giving 60 days notice in advance of the expiration of the initial or any successive employment terms under Mr. Braun’s employment agreement. As used in this agreement, “Good Reason” means (i) our unreasonable interference with Mr. Braun’s performance of his duties, (ii) a detrimental change in Mr. Braun’s duties, responsibilities or status, (iii) our failure to comply with our obligations under our agreements with Mr. Braun, (iv) diminution of Mr. Braun’s salary or benefits, (v) our failure to approve Mr. Howe’s business plan to move our corporate headquarters in whole or in part to Houston, Texas, (vi) our failure to obtain the assumption of Mr. Braun’s employment agreement by any successor or assignee of ours or (vii) the relocation of Mr. Braun’s principal place of employment by more than 50 miles (other than to Houston, Texas).
     As used in this agreement, “Cause” has the same meaning as in Mr. Howes’ Agreement.

Employment Agreement with Mark J. Airola
     On September 18, 2006, Mr. Airola entered into an employment agreement with us under which he serves as Vice President, General Counsel and Chief Administrative Officer. The term of the employment agreement is from October 2, 2006 through October 2, 2009, with automatic renewal thereafter for successive one-year periods ending on each October 31, unless Mr. Airola’s employment is terminated by either party’s giving 60 days written notice. Under this employment agreement, Mr. Airola is entitled to receive the following compensation and benefits:
•	Annual base salary of $265,000;

•	An opportunity under our executive incentive compensation plan to earn a cash bonus of between 50% and 100% of his annual base salary based on the satisfaction of performance criteria specified by the Compensation Committee;

•	As an inducement to accept employment with us, an award of (i) 100,000 time restricted shares, which vest ratably over three years and (ii) $100,000 signing bonus (if Mr. Airola voluntarily terminates this employment agreement or is terminated for Cause, he will repay this signing bonus on a pro-rata basis based on the number of completed months of the first 12 months of this employment agreement);

•	Eligibility to receive annual stock options and performance-based awards under the Long Term Incentive Plan as determined in the discretion of the Compensation Committee;

•	Reimbursement for all reasonable and necessary business, entertainment and travel expenses incurred or expended by Mr. Airola in the performance of his duties;

•	Eligibility for reimbursement of country club membership initiation fee of 50% up to $30,000;

•	Relocation expenses up to $50,000;

•	Car allowance;

•	Four weeks of paid vacation; and

•	Participation in the life and health insurance plans, 401(k) plan and other employee benefit plans and programs generally made available to executive personnel.
     Mr. Airola’s employment with us will terminate (a) automatically upon his death or disability, (b) at Mr. Airola’s election upon 30 days notice to us for “Good Reason” (as defined below) or Mr. Airola’s voluntary resignation at his election and without Good Reason, (c) by us for “Cause” (as defined below), (d) by us without Cause or (e) by either Mr. Airola’s or our giving 60 days notice in advance of the expiration of the initial or any successive employment terms under Mr. Airola’s employment agreement. As used in this agreement, “Good Reason”

means (i) our unreasonable interference with Mr. Airola’s performance of his duties, (ii) a detrimental change in Mr. Airola’s duties, responsibilities or status, (iii) our failure to comply with our obligations under our agreements with Mr. Airola, (iv) diminution of Mr. Airola’s salary or benefits, (v) our failure to approve Mr. Howe’s business plan to move our corporate headquarters in whole or in part to Houston, Texas, (vi) our failure to obtain the assumption of Mr. Airola’s employment agreement by any successor or assignee of ours or (vii) the relocation of Mr. Airola’s principal place of employment by more than 50 miles (other than to Houston, Texas).
     As used in this agreement, “Cause” has the same meaning as in Mr. Howes’ Agreement.
Employment Agreement with Bruce C. Smith
     On April 20, 2007, Mr. Smith entered into an employment agreement with us under which he serves as our Vice President and President of Fluids Systems and Engineering. The term of the employment agreement is from April 20, 2007 through April 20, 2010, with automatic renewal thereafter for successive one-year periods, unless Mr. Smith’s employment is terminated by either party by giving 60 days written notice. Under this employment agreement, Mr. Smith is entitled to receive the following compensation and benefits:
•	Annual base salary of $300,000 (which was increased to $315,000 by the Compensation Committee effective April 1, 2007);

•	An opportunity under our executive incentive compensation plan to earn a cash bonus of between 40% and 80% of his annual base salary based on the satisfaction of performance criteria specified by the Compensation Committee;

•	Eligibility to receive annual stock options and performance-based awards under the Long Term Incentive Plan as determined in the discretion of the Compensation Committee;

•	As an inducement to execute the employment agreement and the non-compete agreements, 100,000 phantom shares, 50,000 of which are performance restricted and 50,000 of which are time restricted over a three year period;

•	Reimbursement for all reasonable and necessary business, entertainment and travel expenses incurred or expended by Mr. Smith in the performance of his duties;

•	Four weeks of paid vacation; and

•	Participation in the life and health insurance plans, 401(k) plan and other employee benefit plans and programs generally made available to executive personnel.
     Mr. Smith’s employment with us will terminate (a) automatically upon his death or disability, (b) at Mr. Smith’s election upon 30 days notice to us for “Good Reason” (as defined below) or Mr. Smith’s voluntary resignation at his election and without Good Reason, (c) by us for “Cause” (as defined below), (d) by us without Cause or (e) by either Mr. Smith’s or our giving 60 days notice in advance of the expiration of the initial or any successive employment terms under Mr. Smith’s employment agreement. As used in this agreement, “Good Reason” means (i) our unreasonable interference with Mr. Smith’s performance of his duties, (ii) a detrimental change in Mr. Smith’s duties, responsibilities or status, (iii) our failure to comply with our obligations under our agreements with Mr. Smith, (iv) diminution of Mr. Smith’s salary or benefits, (v) our failure to approve Mr. Howe’s business plan to move our corporate headquarters in whole or in part to Houston, Texas, (vi) our failure to obtain the assumption of Mr. Smith’s employment agreement by any successor or assignee of ours or (vii) the relocation of Mr. Smith’s principal place of employment by more than 50 miles (other than to Houston, Texas).
     As used in this agreement, “Cause” has the same meaning as in Mr. Howes’ Agreement.
Employment Agreement with Sean D. Mikaelian
     On May 18, 2006, Mr. Mikaelian entered into an employment agreement with us under which he serves as President, Newpark Mats & Integrated Services LLC. The term of the employment agreement is from May 18, 2006 through May 18, 2009, with automatic renewal thereafter for successive one-year periods ending on each May 31, unless Mr. Mikaelian’s employment is terminated by either party’s giving 60 days written notice. Under this employment agreement, Mr. Mikaelian is entitled to receive the following compensation and benefits:
•	Annual base salary of $230,000;

•	An opportunity under our executive incentive compensation plan to earn a cash bonus of between 40% and 80% of his annual base salary based on the satisfaction of performance criteria specified by the Compensation Committee;

•	As an inducement to accept employment with us, an award of (i) 25,000 fair market value options at the market price on May 18, 2006 which vest ratably over three years and (ii) $75,000 signing bonus;

•	Eligibility to receive annual stock options and performance-based awards under the Long Term Incentive Plan as determined in the discretion of the Committee;

•	Reimbursement for all reasonable and necessary business, entertainment and travel expenses incurred or expended by Mr. Mikaelian in the performance of his duties;

•	Relocation expenses including temporary housing and commuting from Michigan to Lafayette, Louisiana, for the first six months of employment. All these expenses will be grossed up for income taxes;

•	Four weeks of paid vacation; and

•	Participation in the life and health insurance plans, 401(k) plan and other employee benefit plans and programs generally made available to executive personnel.

     Mr. Mikaelian’s employment with us will terminate (a) automatically upon his death or disability, (b) at Mr. Mikaelian’s election upon 30 days notice to us for “Good Reason” (as defined below) or Mr. Mikaelian’s voluntary resignation at his election and without Good Reason, (c) by us for “Cause” (as defined below), (d) by us without Cause or (e) by either Mr. Mikaelian’s or our giving 60 days notice in advance of the expiration of the initial or any successive employment terms under Mr. Mikaelian’s employment agreement. As used in this agreement, “Good Reason” means (i) our unreasonable interference with Mr. Mikaelian’s performance of his duties, (ii) a detrimental change in Mr. Mikaelian’s duties, responsibilities or status, (iii) our failure to comply with our obligations under our agreements with Mr. Mikaelian, (iv) diminution of Mr. Mikaelian’s salary or benefits, (v) our failure to approve Mr. Howe’s business plan to move our corporate headquarters in whole or in part to Houston, Texas, (vi) our failure to obtain the assumption of Mr. Mikaelian’s employment agreement by any successor or assignee of us or (vii) the relocation of Mr. Mikaelian’s principal place of employment by more than 50 miles (other than to Houston, Texas).
     As used in this agreement, “Cause” has the same meaning as in Mr. Howes’ Agreement.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
     The table below reflects the amount of compensation to each of the named executive officers (other than Messrs. Cole and Hardey who are no longer employed by us) in the event of termination of that executive’s employment. The amount of compensation payable to each named executive officer upon voluntary termination, voluntary termination for good cause or involuntary not-for-cause termination, termination following a change in control, for cause termination, and termination in the event of death or disability of the executive is shown below. The amounts shown assume that the termination was effective on December 31, 2006 and thus includes amounts earned through that time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of the executive’s separation from us. In the event of death or disability before the annual cash (short-term incentive) is paid, the Compensation Committee has the authority to pay (in full or on a prorated basis) the amount the employee would have received. We have assumed that the Compensation Committee would have authorized the payment of the full award for purposes of the tables below. As of December 31, 2006, none of the executives were eligible for retirement.
Paul L. Howes

		Voluntary
		Termination for Good
	Voluntary	Reason or	Change in	For Cause
Executive Benefits and	Termination	Termination without	Control on	Termination on	Death on	Disability on
Payments Upon Termination	on 12/31/2006	Cause on 12/31/2006	12/31/2006	12/31/2006	12/31/2006	12/31/2006
Compensation:
Base Salary	—	$800,000	$1,200,000	—	—	$280,000
Short-term Incentive (70% of base salary)	—	$560,000	$840,000	—	$400,000	$400,000
Long-term Incentives	—	—	—	—	—	—
Performance Shares	—	$360,500	$360,500	—	—	—
Stock Options	—	$3,200	$3,200	—	—	—
Restricted Shares	—	$1,442,000	$1,442,000	—	—	—
Benefits and Perquisites:
Outplacement	—	$20,000	$20,000	—	—	—
Life Insurance Proceeds	—	—	—	—	$1,200,000	—
Disability Benefits per year *	—	—	—	—	—	$120,000
Accrued Vacation Pay	—	—	—	—	—	—
Health Care	—	$24,948	$49,896	—	—	—
Total	—	$3,210,648	$3,915,596	—	$1,600,000	$800,000

*	until no longer disabled or Social Security Retirement Age

James E. Braun

		Voluntary
	Voluntary	Termination for
	Termination	Good Reason or	For Cause
Executive Benefits and	on	Termination without	Termination on	Death on	Disability on
Payments Upon Termination	12/31/2006	Cause on 12/31/2006	12/31/2006	12/31/2006	12/31/2006
Compensation:
Base Salary	—	$778,250	—	—	$137,500
Short-term Incentive (50% of base salary)	—	$389,125	—	$55,550	$55,550
Long-term Incentives	—	—	—	—	—
Performance Shares	—	$162,225	—	—	—
Stock Options	—	—	—	—	—
Restricted Shares	—	$721,000	—	—	—
Benefits and Perquisites:
Outplacement	—	$20,000	—	—	—
Life Insurance Proceeds	—	—	—	$825,000	—
Disability Benefits per year *	—	—	—	—	$120,000
Accrued Vacation Pay	—	—	—	—	—
Health Care	—	$24,480	—	—	—
Total	—	$2,095,080	—	$880,550	$313,050

*	until no longer disabled or Social Security Retirement Age
Mark J. Airola

		Voluntary
	Voluntary	Termination for
	Termination	Good Reason or	For Cause
Executive Benefits and	on	Termination without	Termination on	Death on	Disability on
Payments Upon Termination	12/31/2006	Cause on 12/31/2006	12/31/2006	12/31/2006	12/31/2006
Compensation:
Base Salary	—	$749,950	—	—	$132,500
Short-term Incentive (50% of base salary)	—	$374,975	—	$53,530	$53,530
Long-term Incentives	—	—	—	—	—
Performance Shares	—	$162,225	—	—	—
Stock Options	—	—	—	—	—
Restricted Shares	—	$721,000	—	—	—
Benefits and Perquisites:
Outplacement	—	$20,000	—	—	—
Life Insurance Proceeds	—	—	—	$795,000	—
Disability Benefits per year *	—	—	—	—	$120,000
Accrued Vacation Pay	—	—	—	—	—
Health Care	—	$24,480	—	—	—
Total	—	$2,052,630	—	$848,530	$306,030

*	until no longer disabled or Social Security Retirement Age

Bruce C. Smith

		Voluntary
		Termination for
	Voluntary	Good Reason or
	Termination	Termination	For Cause
Executive Benefits and	on	without Cause on	Termination	Death on	Disability on
Payments Upon Termination	12/31/2006	12/31/2006	on 12/31/2006	12/31/2006	12/31/2006
Compensation:
Base Salary	—	—	—	—	$150,000
Short-term Incentive (40% of base salary)	—	—	—	$206,388	$206,388
Long-term Incentives	—	—	—	—	—
Performance Shares	—	—	—	—	—
Stock Options	$44,550	$53,950	—	—	—
Restricted Shares	—	—	—	—	—
Benefits and Perquisites:
Outplacement	—	—	—	—	—
Life Insurance Proceeds	—	—	—	$900,000	—
Disability Benefits per year *	—	—	—	—	$120,000
Accrued Vacation Pay	—	—	—	—	—
Health Care	—	—	—	—	—
Total	$44,550	$53,950	—	$1,106,388	$476,388

* until no longer disabled or Social Security Retirement Age
Sean D. Mikaelian

		Voluntary
	Voluntary	Termination for
	Termination	Good Reason or	For Cause
Executive Benefits and	on	Termination without	Termination on	Death on	Disability on
Payments Upon Termination	12/31/2006	Cause on 12/31/2006	12/31/2006	12/31/2006	12/31/2006
Compensation:
Base Salary	—	$565,340	—	—	$115,000
Short-term Incentive (40% of base salary)	—	$226,136	—	$43,126	$43,126
Long-term Incentives	—	—	—	—	—
Performance Shares	—	$252,350	—	—	—
Stock Options	—	$36,500	—	—	—
Restricted Shares	—	—	—	—	—
Benefits and Perquisites:
Outplacement	—	$20,000	—	—	—
Life Insurance Proceeds	—	—	—	$690,000	—
Disability Benefits per year *	—	—	—	—	$120,000
Accrued Vacation Pay	—	—	—	—	—
Health Care	—	$24,948	—	—	—
Total	—	$1,125,274	—	$733,126	$278,126

*	until no longer disabled or Social Security Retirement Age

     On March 7, 2007, the Board, upon recommendation of the Compensation Committee, approved a change of control benefits policy to all of our executive officers and approximately 23 other key executives and employees. Included within the executive officers receiving the change of control benefits are the following executive officers of our company: Paul L. Howes, James E. Braun, Mark J. Airola, Sean D. Mikaelian, Bruce C. Smith and Samuel L. Cooper. The change of control and severance benefits require a change of control of our company and the termination of employment under certain circumstances described below to trigger the benefits to the executives and employees (often referred to as a “double-trigger”). Benefits to the executives and other employees under the policy are described below:
•	Payment of accrued but unpaid salary and a prorated annual bonus (at the target level) through the date of termination.

•	A lump sum payment in an amount equal to a multiple of that executive’s (i) base salary, plus (ii) a target bonus which will equal the higher of the bonus to which the executive would be entitled under our 2003 Executive Incentive Compensation Plan for the fiscal year preceding the termination or the highest bonus received by the executive under the incentive plan. The multiples established under the policy are: three times for the chief executive officer, two times for the other executive officers and divisional presidents (a total of six individuals), and one time for the remaining designated key executives and employees.

•	Full vesting of all options, restricted stock and deferred compensation (whether time or performance-based).

•	Payment of outplacement fees up to $20,000 for the chief executive officer; $10,000 for the other executive officers and divisional presidents; and $5,000 for the remaining employees.

•	Continuation of life insurance, medical and dental health benefits, and disability benefits for a period ranging from one year to three years.
     A change of control will be deemed to occur if:
•	there is a merger or consolidation of our company with, or an acquisition of our company or all or substantially all of our assets by, any other entity other than any transaction in which members of the Board immediately prior to the transaction constitute a majority of the board of the resulting entity for a period of twelve months following the transaction;

•	any person or group becomes the direct or indirect beneficial owner of 30% or more of our outstanding voting securities;

•	any election of directors occurs and a majority of the directors elected are individuals who were not nominated by a vote of two-thirds of the members of the Board or the Nominating and Corporate Governance Committee; or

•	we effect a complete liquidation of our company.

     Under the policy, an executive or employee shall not be entitled to those benefits unless his employment is terminated, during the period commencing upon the date when we first have knowledge that any person or group has become a beneficial owner of 30% or more of our voting securities or the date we execute an agreement contemplating a change of control and ending two years after the change of control, for any reason other than:
•	death;

•	disability;

•	cause; or

•	resignation without good reason.
     We will enter into change of control agreements with the designated executive officers and employees except that with respect to Paul L. Howes, many of these benefits are provided under the terms of his previously disclosed employment agreement and may not be repeated in his change of control agreement.
Retirement, Disability and Death
     An executive officer who retires will be entitled to pay through last day worked and 401(k) distributions. An executive officer who becomes disabled will be entitled to pay through last day worked, disability benefits, 401(k) distributions and accidental dismemberment benefits, if applicable. The beneficiary of an executive officer who dies will be entitled to pay through the executive’s last day worked, 401(k) distributions and life insurance proceeds.
     If an employee’s employment with us terminates by reason of retirement or permanent disability, the employee may exercise all vested options in full at any time during the period of one year following termination. The forfeiture restrictions will lapse as to any outstanding restricted stock awards if the employee’s employment is terminated due to death or a disability that entitles employee to receive benefits under our long term disability plan. Retirement is defined as the termination of employment for reasons other than cause on or after the attainment of age 65.
     In the case of death, any vested portion of an option or other right or award may be exercised by his or her personal representative or by any person empowered to do so under the deceased employee’s will or under the then applicable laws of descent and distribution. Under these circumstances, options may be exercised in full any time during the period of one year following the date of the employee’s death.
Change in Control Arrangement
     We have entered into a change in control agreement with Mr. Howes. The Change in Control Agreement is intended to encourage continued employment of our Chief Executive Officer to allow him to be in a position to provide assessment and advice to the Board of Directors regarding any proposed Change in Control without concern that the executive might be unduly distracted by the uncertainties and risks created by a proposed Change in Control. The triggering events were selected due to the executive’s not having complete control of his circumstances. Executive officers are exercising control over their circumstances when they resign voluntarily and are released for Cause. As a result, these events do not trigger any payments. If a qualified termination occurs other than during the 24-month period following a corporate Change in Control, the Agreement provides for payments based on the executive officer’s base salary and maximum non-equity incentive opportunity. If the qualified termination occurs during the 24-month period following a corporate Change in Control, the agreements provide for a lump sum payment to the executive officer as outlined below. This agreement is effective March 22, 2006.
     The stock option agreements for all of the outstanding options awarded to Paul L. Howes under our 2003 Long-term Incentive Plan and 2006 Equity Incentive Plan provide that all of those options become fully exercisable upon a change in control, as defined in the agreements. The agreements for all of the restricted stock and restricted stock units awarded to executive officers under our 2003 Long-term Incentive Plan and 2006 Equity Incentive Plan also provide that all of those awards vest fully upon a change in control, as defined in the agreements.
2006 Executive Departures
     As previously mentioned in the November 29, 2006 proxy, James D. Cole served as Chief Executive Officer until March 22, 2006 with his employment terminated June 29, 2006. Matthew W. Hardey served as Chief Financial Officer until June 29, 2006. William Thomas Ballantine served as President and Chief Operating Officer until July 14, 2006 (he is still providing advisory services for us under a consulting agreement). The Summary Compensation Table includes the payments made to Messrs. Cole and Hardey during 2006.
     Change-in-Control Agreements
     In March 2003, we entered into change-in-control agreements with James D. Cole, William Thomas Ballantine and Matthew W. Hardey. Under these agreements, if there is a “change-in-control” of our company and the executive’s employment is terminated (i) by us without “cause” (as defined in the agreements) or (ii) by the executive because of a detrimental change in duties, responsibilities or status, a reduction in salary or bonus opportunities or a relocation of the executive’s principal place of employment by more than 50 miles, which we refer to as Good Reason, then the executive would receive certain benefits. However, because Messrs. Cole and Hardey were terminated for cause and because Mr. Ballantine terminated his employment, none of them received any benefits under these retention agreements.
     Severance Benefits
     On August 11, 2005, we entered into retention agreements with Messrs. Ballantine and Hardey. Under these agreements, if the executive’s employment was terminated by us without “cause” (as defined in the agreements) at any time during the three-year period commencing with the employment of a new Chief Executive Officer who replaces Mr. Cole, then the executive would receive the following benefits:
•	A lump sum payment equal to 1.5 times the executive’s base salary plus the target incentive opportunity available to him under our executive incentive compensation plan for the fiscal year in which termination of employment occurs; and

•	Outplacement counseling and continued life and health insurance coverage for 18 months following termination of employment or until re-employed with similar benefits.
     The agreements were intended to provide a measure of financial protection to the executives and to facilitate the retention of their services during the period of transition to a new Chief Executive Officer. However, because Mr. Hardey was terminated for cause and because Mr. Ballantine terminated his employment, neither of them received any benefits under these retention agreements.

EXECUTIVE COMPENSATION
     The tables on the following pages show our compensation for the Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers.
SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation Awards
						Non-Equity	All Other
Name and				Stock	Option	Incentive Plan	Compensation
Principal Position	Year	Salary	Bonus	Awards (9)	Awards (9)	Compensation	(10)	Total
Paul L. Howes (1)	2006	$302,649	—	$254,005	$389,230	$400,000	$114,074	$1,459,958
James D. Cole (2)	2006	$147,693	—	—	$58,378	—	$7,275	$213,346
James E. Braun (3)	2006	$56,058	$100,000	$43,519	—	$55,550	$232	$255,359
Eric M. Wingerter (4)	2006	$172,021	—	$4,077	$11,782	$82,450	$12,809	$283,139
Matthew W. Hardey(5)	2006	$134,757	—	—	$29,189	—	$11,356	$175,302
Mark J. Airola (6)	2006	$56,058	$100,000	$44,176	—	$53,530	$223	$253,987
Bruce C. Smith (7)	2006	$273,000	—	$14,025	$17,673	$206,388	$28,289	$539,375
Sean D. Mikaelian (8)	2006	$134,462	$75,000	$3,258	$14,808	$43,126	$56,192	$326,845

(1)	Mr. Howes commenced his employment as our Chief Executive Officer on March 22, 2006, and was also appointed as our President on June 29, 2006.

(2)	Mr. Cole served as our Chief Executive Officer until March 22, 2006. He was on administrative leave from April 12, 2006 until June 29, 2006, at which time his employment with us and our subsidiaries in all positions was terminated. Mr. Cole forfeited his stock awards and stock options upon termination.

(3)	Mr. Braun commenced his employment as our Vice President and Chief Financial Officer on October 11, 2006.

(4)	Mr. Wingerter served as our Acting Chief Financial Officer from May 4, 2006 through October 11, 2006, which was the start date of Mr. Braun’s employment with us as our Vice President and Chief Financial Officer. Mr. Wingerter currently serves as our Assistant Controller and will continue to do so until his departure in May 2007.

(5)	Mr. Hardey held the title of Vice President of Finance and Chief Financial Officer of our company until June 29, 2006. He was on administrative leave from April 12, 2006 until June 29, 2006. Mr. Hardey forfeited his stock awards and stock options upon termination.

(6)	Mr. Airola commenced his employment as our Vice President, General Counsel and Chief Administrative Officer on October 2, 2006. He was appointed as Secretary effective December 28, 2006.

(7)	Mr. Smith serves as our Vice President and President of Fluids Systems and Engineering.

(8)	Mr. Mikaelian serves as our Vice President and President of Mats & Integrated Services.

(9)	Dollar amount reported is the amount recognized for financial statement reporting purposes for 2006 determined pursuant to FAS 123(R). See Note 11, “Stock Based Compensation and Other Benefit Plans,” in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K filed on March 16, 2007, for the relevant assumptions used to determine the valuation of our option awards.

(10)	Includes contributions by us to a 401(k) plan in the amount of $8,308 for Mr. Howes, $4,462 for Mr. Cole, $6,742 for Mr. Wingerter, $7,049 for Mr. Hardey, and $4,889 for Mr. Smith. Additional amounts indicated represent costs of temporary living expenses for Mr. Howes of $83,799, and a stipend of $20,000 pursuant to his employment agreement; living and car expenses of Mr. Smith of $23,400; relocation costs of Mr. Mikaelian of $54,865; excess group term life insurance premiums paid by us for the benefit of each of the named executive officers. Perquisites and other personal benefits, securities and property did not exceed $50,000 or 10% of the total of annual salary and bonus for any named executive officer in 2006 and consequently are not included in the All Other Compensation column. Mr. Cole received a cash payment of $149,760 in 2006, related to performance in 2005, under the non-equity incentive plan. Mr. Hardey received a cash payment of $104, 920 in 2006, related to performance in 2005, under the non-equity incentive plan. Mr. Wingerter received a cash payment of $42,125 in 2006, related to performance in 2005, under the non-equity incentive plan. Mr. Smith received a cash payment of $135,720 in 2006, related to performance in 2005, under the non-equity incentive plan.

Grants of Plan-Based Awards
     The following table sets forth certain information with respect to plan-based awards granted to the named executive officers identified in the Summary Compensation Table during 2006.

									All Other
									Option	Exercise
								All Other	Awards:	or Base	Grant Date
								Stock	Number of	Price of	Fair Value
		Estimated Future Payouts Under Non-			Estimated Future Payouts Under			Awards:	Securities	Option	of Stock
	Grant	Equity Incentive Plan Awards			Equity Incentive Plan Awards			Number	Underlying	Awards	and Option
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	of Shares	Options	($/Sh)(1)	Awards (2)
Paul L. Howes (3)	3/22/06	—	—	—	—	—	—	200,000	—	—	$1,616,000
	3/22/06	—	—	—	—	—	—	—	375,000	$8.08	$1,502,100
	11/6/06	—	—	—	10,000	—	50,000	—	—	—	$302,500
	12/28/06	—	—	—	—	—	—	—	80,000	$7.17	$275,640
		$84,000	$280,000	$560,000	—	—	—	—	—	—	—

James D. Cole	—	—	—	—	—	—	—	—	—	—	—

James E. Braun (3)	10/11/06	—	—	—	—	—	—	100,000	—	—	$560,000
	11/6/06	—	—	—	4,500	—	22,500	—	—	—	$136,125
		$41,250	$137,500	$275,000	—	—	—	—	—	—	—

Eric M. Wingerter (4)	11/6/06	—	—	—	3,000	—	15,000	—	—	—	$90,750
		$15,482	$51,606	$103,212

Matthew W. Hardey	—	—	—	—	—	—	—	—	—	—	—

Mark J. Airola (3)	10/2/06	—	—	—	—	—	—	100,000	—	—	$512,000
	11/6/06	—	—	—	4,500	—	22,500	—	—	—	$136,125
		$39,750	$132,500	$265,000	—	—	—	—	—	—	—

Bruce C. Smith	11/6/06	—	—	—	7,000	—	35,000	—	—	—	$211,750
		$36,000,	$120,000	$240,000	—	—	—	—	—	—	—

Sean D. Mikaelian (3)	5/18/06	—	—	—	—	—	—	—	25,000	$5.75	$71,495
	11/6/06	—	—	—	7,000	—	35,000	—	—	—	$211,750
		$27,600	$92,000	$184,000	—	—	—	—	—	—	—

(1)	The exercise price of the stock option is equal to the grant date’s closing price of our Common Stock as reported by the NYSE.

(2)	See Note 11, “Stock Based Compensation and Other Benefit Plans,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on March 16, 2007 for the relevant assumptions used to determine the valuation of our option awards.

(3)	Figures based on annualized salaries. The actual awards for Messrs. Howes, Braun, Airola and Mikaelian were prorated based upon months of service during 2006.

(4)	Non-equity award based upon actual salary for 2006 as Mr. Wingerter’s compensation increased when he assumed the role of Acting Chief Financial Officer and decreased upon the hiring of Mr. Braun as Chief Financial Officer.
     The Compensation Committee granted Mr. Howes 200,000 time-restricted shares and 375,000 stock options as inducements to accept employment. The time-restricted shares vest ratably over five years and the stock options vest ratably over three years. The Compensation

Committee also granted to each of Messrs. Braun and Airola as an inducement to accept employment 100,000 time-restricted shares, which vest ratably over three years. In addition, Mr. Mikaelian was granted 25,000 stock options as an inducement to accept employment, which vest ratably over three years.
     Mr. Howes also was granted 80,000 stock options on December 28, 2006, pursuant to the terms of his employment agreement with us. These stock options vest ratably over three years.
     Awards under our 2003 Long-Term Incentive Plan were made to Messrs. Howes, Braun, Wingerter, Airola, Smith and Mikaelian on November 6, 2006, at a fair value of $6.05 per share. Our cumulative earnings per share for the three-year performance period ending December 31, 2008 is the performance criterion for vesting in the award shares.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards						Stock Awards
											Equity
											Incentive Plan
									Equity		Awards:
				Equity Incentive					Incentive		Market or
				Plan Awards:				Market	Plan		Payout
	Number of			Number of				Value of	Awards:		Value of
	Securities	Number of		Securities			Number of	Shares of	Number of		Unearned
	Underlying	Securities		Underlying	Option		Shares of	Stock held	Unearned		Shares
	Unexercised	Underlying		Unexercised	Exercise	Option	Stock that	that Have	Shares that		that Have
	Options (#)	Unexercised Options (#)		Unearned	Price	Expiration	Have Not	Not	Have Not		Not
Name	(#) Exercisable	Unexercisable		Options (#)	($/Sh)	Date	Vested (#)	Vested	Vested (#)		Vested
Paul L. Howes	—	375,000	(1)	—	$8.08	3/22/2013	—	—	—		—
	—	80,000	(2)	—	$7.17	12/28/2013	—	—	—		—
	—	—		—	—	—	200,000 (6)	$1,442,000	—		—
	—	—		—	—	—	—	—	50,000	(9)	$360,500

James D. Cole	—	—		—	—	—	—	—	—		—

James E. Braun	—	—		—	—	—	100,000 (7)	$721,000	—		—
									22,500	(9)	$162,225

Eric M. Wingerter	10,000	—		—	$7.08	2/2/2008	—	—	—		—
	10,000	—		—	$7.50	4/1/2009	—	—	—		—
	10,000	—		—	$5.90	6/10/2010	—	—	—		—
	10,000	—		—	$5.61	6/9/2011	—	—	—		—
	3,334	6,666	(3)	—	$6.27	6/8/2012	—	—	—		—
	—	—		—	—	—	—	—	15,000	(9)	$108,150
	—	—		—	—	—	—	—	5,000	(10)	$36,050

Matthew W. Hardey	—	—		—	—	—	—	—	—		—

Mark J. Airola	—	—		—	—	—	100,000 (8)	$721,000	—		—
	—	—		—	—	—	—	—	22,500	(9)	$162,225

Bruce C. Smith	20,000	—		—	$7.08	2/2/2008	—	—	—		—
	20,000	—		—	$7.50	4/1/2009	—	—	—		—
	15,000	—		—	$5.90	6/10/2010	—	—	—		—
	11,000	—		—	$5.61	6/9/2011	—	—	—		—
	5,000	10,000	(4)	—	$6.27	6/8/2012	—	—	—		—
	—	—		—	—	—	—	—	35,000	(9)	$252,350
	—	—		—	—	—	—	—	20,000	(10)	$144,200

Sean D. Mikaelian	—	25,000	(5)	—	$5.75	5/18/2013	—	—	—		—
	—	—		—	—	—	—	—	35,000	(9)	$252,350

(1)	The vesting schedule for the 375,000 options outstanding is as follows: 125,000 on March 22, 2007, 125,000 on March 22, 2008 and 125,000 on March 22, 2009.

(2)	The vesting schedule for the 80,000 options outstanding is as follows: 26,667 on December 28, 2007, 26,667 on December 28, 2008 and 26,666 on December 28, 2009.

(3)	The vesting schedule for the 6,666 options outstanding is as follows: 3,333 on June 8, 2007 and 3,333 on June 8, 2008. Mr. Wingerter will forfeit his unvested stock options upon his departure in May 2007.

(4)	The vesting schedule for the 10,000 options outstanding is as follows: 5,000 on June 8, 2007 and 5,000 on June 8, 2008.

(5)	The vesting schedule for the 25,000 options outstanding is as follows: 8,334 on May 18, 2007, 8,333 on May 18, 2008 and 8,333 on May 18, 2009.

(6)	The vesting schedule for the 200,000 time-restricted shares outstanding is as follows: 40,000 on March 22, 2007, 40,000 on March 22, 2008, 40,000 on March 22, 2009, 40,000 on March 22, 2010 and 40,000 on March 22, 2011.

(7)	The vesting schedule for the 100,000 time-restricted shares outstanding is as follows: 33,333 on October 11, 2007, 33,333 on October 11, 2008, and 33,334 on October 11, 2009.

(8)	The vesting schedule for the 100,000 time-restricted shares outstanding is as follows: 33,333 on October 2, 2007, 33,333 on October 2, 2008 and 33,334 on October 2, 2009.

(9)	These awards issued under our 2003 Long-Term Incentive Plan vest on December 31, 2008, subject to the performance criterion.

(10)	These awards issued under our 2003 Long-Term Incentive Plan vest on December 31, 2007, subject to the following performance criteria: 50% of award shares subject to our annualized stockholder return compared to our peers and 50% subject to our average return on equity over the three-year period ending December 31, 2007.
Option Exercises and Stock Vested
     The following table sets forth information for the named executive officers identified in the Summary Compensation Table with respect to stock options exercised in 2006. No stock vested in 2006 for any of the named executive officers.

Option Awards
	Shares Acquired	Value Realized upon
Name	on Exercise (#)	Exercise (1)
Paul L. Howes	—	—
James D. Cole	—	—
James E. Braun	—	—
Eric M. Wingerter	15,000	$15,225
Matthew W. Hardey	—	—
Mark J. Airola	—	—
Bruce C. Smith	13,000	$48,835
Sean D. Mikaelian	—	—

(1)	Dollar values are calculated by determining the difference between the market price of the underlying shares at the date of exercise and the exercise price of the options.

Compensation of Directors
     The Compensation Committee regularly reviews the compensation of non-employee directors. The compensation consultant provides the Compensation Committee with industry trends in board compensation and recommends retainers and/or fees based on the peer company proxy information as well as national board survey data. The Compensation Committee then makes recommendations to the Board of Directors on the setting of Board compensation.
Directors Other than David P. Hunt
     Effective July 1, 2006, the annual retainer fee for each non-employee director (other than David P. Hunt) is $35,000. In addition, each of the Chairmen of the Audit Committee and the Compensation Committee receives an additional annual retainer of $15,000, and each of the other non-employee directors (other than Mr. Hunt) receives an additional annual retainer of $10,000 for each committee on which he serves as a member. All of these non-employee directors’ fees are paid on a quarterly basis, and all directors (including Mr. Hunt) are reimbursed for travel expenses incurred in attending Board and committee meetings. Employee directors receive no additional consideration for serving as directors or committee members.
David P. Hunt
     Effective July 1, 2006, for his services in the capacity of non-executive Chairman of the Board, Chairman of the Nominating and Corporate Governance Committee, member of the Audit Committee and Compensation Committee and any other capacity in which Mr. Hunt serves as a director, Mr. Hunt receives annual compensation of $125,000, payable in equal monthly installments.
     Prior to July 1, 2006 and during the applicable periods in 2005, for his services in the capacity of non-executive Chairman of the Board, Mr. Hunt received a director’s fee of $8,000 per month, in addition to the standard director’s fees he received for serving on the Board of Directors and for serving on and chairing Board committees. Based on Mr. Hunt’s committee assignments, he was entitled to receive standard director’s fees at the annual rate of $70,000. During 2005, Mr. Hunt also received an additional retainer of $1,250 per quarter (or $5,000 annually) for serving as lead independent director prior to his election as Chairman of the Board in March of that year.
2007 Compensation
     Effective April 1, 2007, the annual retainer fee for each non-employee director (other than David P. Hunt) is $45,000. In addition, the Chairman of the Audit Committee receives an additional annual retainer of $25,000, the Chairmen of the Compensation Committee and the Nominating and Corporate Governance Committee each receives an annual retainer of $20,000. Each of the other non-employee directors (other than Mr. Hunt) that are members of the Audit Committee receives an additional annual retainer of $12,500. Each of the other non-employee directors (other than Mr. Hunt) that are members of the other committees receives an additional annual retainer of $10,000 for each committee on which he serves as a member. All of these non-employee directors’ fees are paid on a quarterly basis, and all directors (including Mr. Hunt) are reimbursed for travel expenses incurred in attending Board and committee meetings. Employee directors receive no additional consideration for serving as directors or committee members. Mr. Hunt’s 2007 compensation remains the same as in 2006.

Option Grants under 2004 Non-Employee Directors’ Stock Option Plan
     Under the 2004 Non-Employee Directors’ Stock Option Plan, which we refer to as the 2004 Plan, each non-employee director automatically is granted an option to purchase 10,000 shares of Common Stock upon his or her initial election to the Board of Directors (whether elected by the stockholders or the Board of Directors) and each time the non-employee director is re-elected to the Board of Directors. Each option granted under the 2004 Plan must have an exercise price at least equal to the fair market value on the date of grant of the shares subject to the option. In accordance with the provisions of the 2004 Plan, (a) upon joining the Board of Directors on September 13, 2006, Mr. Anderson, a non-employee director, was granted a stock option to purchase 10,000 shares of Common Stock at an exercise price of $5.11 per share, equal to the fair market value of the Common Stock on the date of grant, and (b) upon joining the Board of Directors on November 6, 2006, Dr. McFarland, a non-employee director, was granted a stock option to purchase 10,000 shares of Common Stock at an exercise price of $6.05 per share, equal to the fair market value of the Common Stock on the date of grant. Each of the non-employee directors was granted a stock option to purchase 10,000 shares of Common Stock at an exercise price of $7.17 per share when he was re-elected at the Annual Meeting.
     In September 2006, the Compensation Committee approved amendments of the 2004 Plan. As amended, the 2004 Plan provides that the purchase price of shares of our Common Stock subject to each stock option granted under the 2004 Plan will be equal to the fair market value of those shares on the date of grant, which will be equal to the closing price of the Common Stock for the day on which the option is granted (or, if the date of grant is not a trading day, on the trading day immediately preceding that date). The amendments also clarified the provision set forth in the last sentence of Section 4.2 of the 2004 Plan. As amended, this provision requires that, if no annual meeting of stockholders (or stockholder action in lieu of a meeting) occurs in any calendar year, and a non-employee director eligible to receive a stock option grant under the 2004 Plan remains a non-employee director as of the end of that calendar year, then that non-employee director will receive a stock option grant pursuant to Section 4.2 of the 2004 Plan on the last business day of the same calendar year, subject to the terms and conditions of the 2004 Plan.
     As amended and restated in April 2007, subject to obtaining stockholder approval, the 2004 Plan authorizes grants of restricted stock to non-employee directors instead of stock options. If the stockholders approve the amendment and restatement of the 2004 Plan as described below, each of the non-employee directors will be granted 10,000 shares of restricted Common Stock. If the stockholders do not approve the amendment and restatement of the 2004 Plan, the 2004 Plan will continue in effect as it was before its amendment and restatement, and each of the non-employee directors (instead of restricted stock) will be granted a stock option to purchase 10,000 shares.

DIRECTOR COMPENSATION

	Fees
	Earned	Option
	or Paid in	Awards
Name	Cash ($)	($)(1)(2)(3)	Total
David C. Anderson	$13,750	$1,616	$15,366
Jerry W. Box	$60,000	$29,187	$89,187
David P. Hunt (4)	$141,750	$27,662	$169,412
Dr. Alan Kaufman (4)	$55,000	$27,662	$82,662
James W. McFarland, Ph.D.	—	$1,143	$1,143
Roger C. Stull (4)	$55,000	$27,662	$82,662
F. Walker Tucei, Jr.	$85,000	$28,266	$113,266
Gary L. Warren	$50,000	$9,452	$59,452

(1)	See Note 11, “Stock Based Compensation and Other Benefit Plans,” in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K filed on March 16, 2007, for the relevant assumptions used to determine the valuation of our option awards.

(2)	On September 19, 2006, the fair value of the 10,000 stock options granted to Mr. Anderson was $25,210. On November 6, 2006, the fair value of the 10,000 stock options granted to Dr. McFarland was $34,272. Each non-employee director was granted 10,000 stock options on December 28, 2006. The fair value of each grant on that date was $40,617.

(3)	The following are the aggregate number of options outstanding that have been granted to each of our non-employee directors as of December 31, 2006: Mr. Anderson — 20,000; Mr. Box - 36,100; Mr. Hunt — 100,000; Dr. Kaufman — 100,000; Dr. McFarland — 20,000; Mr. Stull — 70,000; Mr. Tucei — 50,000; and Mr. Warren — 20,000.

(4)	Messrs. Hunt, Kaufman and Stull are not standing for re-election at the Annual Meeting.

Equity Compensation Plan Table
     The following table sets forth certain information with respect to the equity compensation plans maintained by us as of December 31, 2006, under which our equity securities may be issued in the future, and with respect to individual compensation arrangements as of December 31, 2006.

	(a)	(b)	(c)
			Number of Securities
			Remaining Available
	Number of Securities		for Future Issuance
	to be Issued Upon	Weighted-Average	Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding	Outstanding	(Excluding Securities
	Options, Warrants	Options, Warrants	Reflected in
Plan Category	and Rights	and Rights	Column (a))
Equity compensation plans approved by stockholders
Options	2,913,166 (1)	$6.58	3,232,312 (2)
Other rights (3)	803,833	—	196,167
Equity compensation plans not approved by stockholders
Options (4)	400,000	$7.93	—
Other rights (5)	400,000	—	—

Total	4,516,999	—	3,428,479

(1)	Includes options issued under the 1988 Incentive Stock Option Plan, the 1993 Non-Employee Directors’ Stock Option Plan, the 1995 Incentive Stock Option Plan, the 2004 Non-Employee Directors’ Stock Option Plan and the 2006 Equity Incentive Plan.

(2)	Includes 542,312 shares available for future issuance under our 1999 Employee Stock Purchase Plan; 770,000 shares available for future issuance under the 2004 Non-Employee Directors’ Stock Option Plan; and 1,920,000 shares available for issuance under the 2006 Equity Incentive Plan. No additional options may be issued under the 1988 Incentive Stock Option Plan, the 1995 Incentive Stock Option Plan or the 1993 Non-Employee Directors’ Stock Option Plan.

(3)	Represents awards of Common Stock equivalents issued (column (a)) or issuable (column (c)) under the Long Term Incentive Plan that vest and become payable in our Common Stock if certain performance criteria are met. For further information regarding the Long Term Incentive Plan, see Note 11 of the Notes to Consolidated Financial Statements included in to our Annual Report on Form 10-K for the year ended December 31, 2006.

(4)	Represents options issued pursuant to individual compensation arrangements for Paul L. Howes and Sean Mikaelian.

(5)	Represents time-restricted shares issued pursuant to individual compensation arrangements for Paul L. Howes, James E. Braun and Mark J. Airola.

Compensation Committee Interlocks and Insider Participation
     The members of the Compensation Committee during 2006 were Messrs. Box, Anderson, Kaufman (who is not standing for re-election), McFarland and Stull (who is not standing for re-election). No member of the Compensation Committee is a current or former officer or employee of ours or any of our subsidiaries or had any relationship requiring disclosure under applicable Securities and Exchange Commission rules. Additionally, none of our executive officers served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of our Compensation Committee.
COMPENSATION COMMITTEE REPORT
     The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2006.
Compensation Committee of the Board of Directors
Jerry W. Box (Chairman)
David C. Anderson
Dr. Alan Kaufman
James W. McFarland, Ph.D.
Roger C. Stull

APPROVAL OF AMENDMENT AND RESTATEMENT OF
2004 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN
(TO BE KNOWN AS THE AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS’ EQUITY INCENTIVE PLAN)
     On April 26, 2007, the Board of Directors adopted the amendment and restatement of the 2004 Non-Employee Directors’ Stock Option Plan, which we refer to as the 2004 Plan, subject to approval by the stockholders at the Annual Meeting. As amended, the 2004 Plan is known as the Amended and Restated Non-Employee Directors’ Restricted Stock Plan, which we refer to as the Amended and Restated Plan. Under the Amended and Restated Plan, non-employee directors of our company or any of our subsidiaries automatically will be granted 10,000 restricted shares of Common Stock upon their election to the Board of Directors and upon each director’s re-election as a director by the stockholders. The Board of Directors (or a committee authorized by the Board of Directors to administer the Amended and Restated Plan) also may grant additional restricted shares to non-employee directors in its discretion.
     Options already granted under the 2004 Plan prior to its amendment and restatement will continue to be outstanding in accordance with the terms of that plan and the Amended and Restated Plan, as applicable. The maximum number of shares of Common Stock issuable upon the exercise of options already granted under the 2004 Plan (prior to its amendment and restatement) and restricted shares issuable under the Amended and Restated Plan, collectively, is 1,000,000, subject to automatic adjustment upon a stock split, stock dividend or other recapitalization event.
     The Board of Directors believes the opportunity to receive restricted shares under the Amended and Restated Plan provides an important incentive to non-employee directors to make significant and extraordinary contributions to our long-term performance and growth.
     The Board of Directors recommends that the stockholders vote “FOR” the approval of the amendment and restatement of the 2004 Non-Employee Directors’ Stock Option Plan (to be known as the Amended and Restated Non-Employee Directors’ Restricted Stock Plan).
Summary of the Amended and Restated Plan
     The following summary of the material terms of the Amended and Restated Plan is qualified in its entirety by reference to the full text of the Amended and Restated Plan, a copy of which is attached as Appendix A to this Proxy Statement. Please refer to Appendix A for more detailed information about the Amended and Restated Plan. For a discussion of the 2004 Plan (prior to its amendment and restatement) and options granted thereunder, please refer to the Proxy Statements filed by us on April 16, 2004 and November 29, 2006 in connection with our 2004 and 2006 annual meetings of stockholders, respectively. Unless otherwise indicated, the remainder of this summary focuses only on restricted shares issuable under the Amended and Restated Plan.
     Administration. The Amended and Restated Plan is administered by our Board of Directors or a duly authorized committee of the Board of Directors. The Board of Directors or its committee has complete authority to adopt rules and regulations and to make all other determinations deemed necessary or desirable for the administration of the Amended and Restated Plan.
     Eligibility. Members of the Board of Directors who are not employees or executive officers of ours or any of our subsidiaries or of any parent corporation of ours are eligible for awards under the Amended and Restated Plan.
     Automatic Grants. Assuming the approval of the Amended and Restated Plan by the stockholders, if David C. Anderson, Jerry W. Box, G. Stephen Finley, James W. McFarland, F. Walker Tucei, Jr., and Gary L. Warren are elected as directors at the Annual Meeting, each of them will receive 10,000 restricted shares of Common Stock on the date of the Annual Meeting and each year thereafter that they are re-elected to the Board of Directors. Any new non-employee director elected to the Board of Directors at the Annual Meeting or thereafter (whether elected by the stockholders or appointed by the Board of Directors) will be granted 10,000 restricted shares of Common Stock upon his or her election, and each year thereafter that he or she is re-elected to the Board of Directors. If no annual meeting of stockholders (or written consent by which the Board is elected) occurs in any calendar year, and the non-employee director continues in office, the non-employee director automatically will be granted 10,000 restricted shares on the last business day of that calendar year, subject to the terms and conditions of the Amended and Restated Plan. However, a non-employee director will not receive a grant of restricted shares if he or she received a grant upon his or her initial election as a director within six months before the date on which that non-employee director would have become entitled to receive a grant thereafter.
     Discretionary Grants. In addition to the automatic grants of restricted shares described above, the Board of Directors or its committee has authority, subject to the express provisions of the Amended and Restated Plan, to award restricted shares to one or more non-employee directors; to determine the number of restricted shares to be granted to a non-employee director; to determine the time or times at which restricted shares will be granted and become vested shares; to remove or adjust any restrictions and conditions upon stock options or restricted shares; to specify, at the time of grant, provisions relating to the vesting of restricted shares and to accelerate or otherwise modify the exercisability of options or vesting of restricted shares; and to adopt rules and regulations and make all other determinations for the administration of the Amended and Restated Plan.
     Shares Subject to the Amended and Restated Plan. Subject to adjustment upon a stock split, stock dividend or other recapitalization event, the maximum number of shares of Common Stock that may be issued under the Amended and Restated Plan is 1,000,000, including shares of Common Stock issuable upon the exercise of options already granted under the 2004 Plan (prior to its amendment and restatement) and restricted shares issuable under the Amended and Restated Plan.
     Value of Shares. Each award of restricted shares made to a non-employee director under the Amended and Restated Plan will be granted for no consideration other than the provision of services (or a minimum payment if required under applicable law) or for other consideration as the Board of Directors or the committee may determine.

     Employment. A restricted share, once granted to a non-employee director, will not be forfeited just because the non-employee director later enters the employ of our company or one of our subsidiaries or parent.
     Vesting of Restricted Shares. Each restricted share granted to a non-employee director vests in full on the first anniversary of its date of grant. No restricted shares will be granted under the Amended and Restated Plan until stockholder approval of the Plan has been obtained, and no restricted shares may be granted under the Amended and Restated Plan after March 9, 2014, which is 10 years from the date of the Board’s original adoption of the 2004 Plan.
     Termination of Restrictions Relating to Restricted Shares. Unless otherwise determined by the Board of Directors or the committee, in its sole discretion, upon the voluntary termination of the directorship of a non-employee director who has served as our director for at least 60 consecutive months, the transfer and forfeiture restrictions shall terminate with respect to restricted shares held by that non-employee director, and the non-employee director may retain all restricted shares held by him or her, subject to any agreement with us governing the transfer of the restricted shares.
     Termination of Restrictions Relating to Stock Options. Unless otherwise determined by the Board of Directors or the committee, in its sole discretion, upon the voluntary termination of the directorship of a non-employee director who has served as our director for at least 60 consecutive months, all outstanding stock options, whether or not exercisable on the date of termination, will remain in full force and effect and may be exercised pursuant to the provisions of the option at any time until the earlier of (a) the end of the fixed term of the stock options and (b) the later of the expiration of (i) three months following termination of the non-employee director’s directorship and (ii) a number of months (but not more than 18 months) following termination of the non-employee director’s directorship equal to one month for each full year of the non-employee director’s service as our director.
     If the stockholders approve the amendment and restatement of the 2004 Plan, the stock options granted to David P. Hunt, Alan J. Kaufman, and Roger C. Stull under the 2004 Plan (prior to its amendment and restatement), whether or not vested, will become exercisable in full as set forth in the preceding paragraph, since Messrs. Hunt, Kaufman, and Stull are not standing for re-election at the Annual Meeting.
     Change of Control. All outstanding options under the 2004 Plan (prior to its amendment and restatement) will become exercisable immediately in full and all restricted shares granted under the Amended and Restated Plan will become vested shares in the event of certain changes in control of our company. Because we have recently restated our change of control policy, previously granted options are subject to the change of control definition set forth in the 2004 Plan, and restricted shares to be granted under the Amended and Restated Plan are subject to the change of control definition set forth in the Amended and Restated Plan.
     Restrictions on Transfer. If a restricted share has not vested, the non-employee director cannot sell, assign, exchange, transfer, pledge, hypothecate or otherwise dispose of that share and any interest therein during the one-year period following the date of grant of that share. Neither the right to receive restricted shares nor any interest under the Amended and Restated Plan may be assigned by a non-employee director.

     Suspension, Amendment or Termination. The Board of Directors may at any time suspend, amend or terminate the Amended and Restated Plan. Stockholder approval is required, however, to materially increase the benefits accruing to non-employee directors, materially increase the number of securities which may be issued (except for adjustments under anti-dilution clauses) or materially modify the requirements as to eligibility for participation.
     Registration Statement. We will file a post-effective amendment to our registration statement under the Securities Act of 1933 with respect to restricted shares issuable under the Amended and Restated Plan.
     Withholding Taxes. We have the right to require a non-employee director to pay us the amount of any taxes that we are required to withhold with respect to the grant, vesting or exercise of any award under the Amended and Restated Plan. We may permit or require a non-employee director to satisfy this tax withholding obligation by paying cash, by having us withhold an amount from the participant’s cash compensation, by withholding from the option shares otherwise issuable upon exercise (in the case of options), or by any other method deemed appropriate by the Board of Directors or committee. The use of shares of Newpark Common Stock to satisfy any withholding requirement will be treated, for federal income tax purposes, as a sale of those shares for an amount equal to the fair market value of the stock on the date when the amount of taxes to be withheld is determined.
     The Amended and Restated Plan is intended to be exempt from the provisions of Section 409A of the Internal Revenue Code of 1986, as amended, as a plan which provides for the transfer of restricted property as described in Prop. Reg. § 1.409A-1(b)(6), and is to be construed in accordance with this intent.
     The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the Amended and Restated Plan. A participant also may be subject to state and local taxes in connection with the grant of restricted shares under the Amended and Restated Plan.
     The following table shows the awards that will be granted under the Amended and Restated Plan if the Plan is approved by our stockholders.
New Plan Benefits
Amended and Restated Non-Employee Directors’ Restricted Stock Plan

Number of
Name and Position	Restricted Shares	Dollar Value
Paul L. Howes, Chief Executive Officer and President (1)	—	—
James D. Cole, Chief Executive Officer (1) (2)	—	—
James E. Braun, Vice President and Chief Financial Officer (1)	—	—
Matthew W. Hardey, Vice President of Finance and Chief Financial Officer (1) (3)	—	—
Eric M. Wingerter, Assistant Controller (1) (4)	—	—
Mark J. Airola, Vice President, General Counsel, Chief Administrative Officer and Secretary (1)	—	—
Sean D. Mikaelian, Vice President and President of Mats & Integrated Services (1)	—	—
Bruce C. Smith, Vice President and President of Fluids Systems and Engineering (1)	—	—
Executive Group	—	—
Non-Executive Director Group (5)	50,000	*	(6)
Non-Executive Officer Employee Group(1)	—	—

(1)	Executive officers and other officers and employees are not eligible to participate in the Amended and Restated Plan.

(2)	Mr. Cole served as our Chief Executive Officer until March 22, 2006. He was on administrative leave from April 12, 2006 until June 29, 2006, at which time his employment with us and our subsidiaries in all positions was terminated.

(3)	Mr. Hardey held the title of Vice President of Finance and Chief Financial Officer of our company until June 29, 2006. He was on administrative leave from April 12, 2006 until June 29, 2006, at which time his employment with us and our subsidiaries in all positions was terminated.

(4)	Mr. Wingerter served as Acting Chief Financial Officer of our company from May 4, 2006 through October 11, 2006, which was the start date of Mr. Braun’s employment with us as our Vice President and Chief Financial Officer. Mr. Wingerter currently serves as our Assistant Controller and will continue to do so until his departure in May 2007.

(5)	The “Non-Executive Director Group” consists only of current directors who are standing for re-election at the Annual Meeting and does not include Mr. Finley who also is a director nominee.

(6)	The dollar value of the restricted shares to be granted is not currently determinable. As of April 23, 2007, the closing price of our Common Stock was $7.61 per share.

Included in the total number of shares shown for the “Non-Executive Director Group” above are restricted share grants to be made at the Annual Meeting, all subject to stockholder approval of the Amended and Restated Plan, to the following non-employee directors of the Company:

	Amended and Restated Non-Employee
	Directors’ Restricted Stock Plan
Name of Non-Employee Director (1)	Number of Shares	Dollar Value
David C. Anderson	10,000	*	(2)
Jerry W. Box	10,000	*	(2)
G. Stephen Finley	10,000	*	(2)
James W. McFarland	10,000	*	(2)
F. Walker Tucei, Jr.	10,000	*	(2)
Gary L. Warren	10,000	*	(2)

Total	60,000

(1)	Other than Mr. Finley who is a director nominee, the other individuals included in this table are incumbent directors who are standing for re-election at the Annual Meeting.

(2)	The dollar value of the restricted shares to be granted is not currently determinable.
SELECTION OF AUDITORS
     The Audit Committee has appointed the accounting firm of Ernst & Young LLP to serve as our independent auditors for 2007. Ernst & Young LLP has served as our independent auditors since June 27, 2002. One or more representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from the stockholders.

     The Audit Committee is directly responsible for selecting and retaining our independent auditors. Although action by the stockholders is not required for the appointment, given the critical role played by the independent auditors, we are providing stockholders the opportunity to express their views on this matter. If the stockholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee in its discretion may appoint a different independent auditing firm at any time during the year if the Audit Committee determines that a change in auditors would be in the best interests of our company and our stockholders.
     The Board of Directors recommends that the stockholders vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent auditors for 2007.
Independent Auditor Fees
     The following table sets forth the fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual consolidated financial statements for the years ended December 31, 2005, and December 31, 2006, and the fees billed for other services rendered by Ernst & Young LLP during those periods.

	2005	2006
Audit Fees (1)	$1,111,025	$983,675
Audit-Related Fees (2)	16,300	150,832
Tax Fees (3)	38,700	65,090
All Other Fees	—	—

Total	$1,166,025	$1,199,597

(1)	Audit fees consist primarily of fees related to the audit of our annual consolidated financial statements, the review of the financial statements included in our Quarterly Reports on Form 10-Q and statutory audits, consents and other services related to Securities and Exchange Commission matters. The fees in 2005 include $392,879 in fees associated with the audit of our restated financial statement for the years ended December 31, 2003, 2004, and 2005.

(2)	Audit-related fees consist primarily of fees for consultations related to financial reporting matters.

(3)	Tax fees consist of fees for tax compliance, tax planning and tax advice.
Pre-Approval Policies Regarding Audit and Non-Audit Fees
     The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services.
     Prior to performing any audit services, the independent auditors will provide the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the fiscal year and the expected fees for those services. If the engagement letter is approved, the Audit Committee will engage the independent auditors to perform the audit.

     For non-audit services, our management will submit to the Audit Committee for approval the list of non-audit services that management recommends the Audit Committee engage the independent auditors to provide for the fiscal year. Prior to the performance of any of these services, our management and the independent auditors each will confirm to the Audit Committee that each non-audit service on the list is permissible under all applicable legal requirements. Pre-approval generally is provided for up to one year and any pre-approval is detailed as to the particular service or category of service and generally is subject to a specific budget. The Audit Committee also may pre-approve particular services on a case-by-case basis. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval process and the fees for services performed to date.
     As permitted by statute, the Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee to ensure prompt handling of unexpected matters. The Chairman will report any action taken pursuant to this delegated authority to the Audit Committee at or before the next Audit Committee meeting.
     All services performed by our independent auditors in 2005 and 2006 were approved in accordance with the Audit Committee’s pre-approval policies.

MISCELLANEOUS
Audit Committee Report
     This report is submitted by the Audit Committee of the Board of Directors. The Audit Committee is composed of four independent directors who satisfy the requirements of independence established by NYSE listing standards and the Securities and Exchange Commission. The Board of Directors has determined that all of the members of the Audit Committee are “financially literate” under applicable Securities and Exchange Commission rules and NYSE listing rules, and that Mr. Tucei is the “audit committee financial expert” as defined by applicable Securities and Exchange Commission rules.
     The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available in the corporate governance section of our website at www.newpark.com.
     Management has primary responsibility for our financial statements and financial reporting processes and for the maintenance of internal controls and procedures designed to ensure compliance with applicable accounting standards, laws and regulations and ethical business standards. Our independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors. The Audit Committee also is responsible for the engagement, compensation and oversight of the independent auditors.
     In keeping with that responsibility, the Audit Committee meets regularly with management and the independent auditors. Meetings with the independent auditors are held both with and without management present, and the independent auditors have direct access to the Audit Committee to discuss the scope and results of their work and their comments on the adequacy of internal accounting controls and the quality of financial reporting.
     The Audit Committee reviewed with the independent auditors the overall scope and plans for their audit and has reviewed and discussed the audited consolidated financial statements and internal control over financial reporting with management and the independent auditors. The Audit Committee also has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).
     In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent auditors their independence from our company and our management. The Audit Committee also discussed with the independent auditors whether the non-audit services provided by them are compatible with their independence and concluded that the provision of those services is compatible with their independence.
     As more fully described in the Explanatory Note and in Note A to the Consolidated Financial Statements contained in Amendment No. 2 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2005, which we refer to as the 2005 Annual Report, in 2006, we amended our Annual Report on Form 10-K as originally filed for the year ended December

31, 2005, to restate our consolidated financial statements for the years ended December 31, 2005, 2004, and 2003 and the related disclosures. The restatement resulted from the findings of the internal investigation described in the 2005 Annual Report.
     We filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which we refer to as the 2006 Annual Report, in a timely fashion with the Securities and Exchange Commission in 2007. As more fully described in Part II, Item 9A, “Controls and Procedures,” of the 2006 Annual Report, we are still in the process of implementing the remediation actions described in both the 2006 Annual Report and the 2005 Annual Report. We disclose any changes in internal control related to these remediation actions in Part I, Item 4, “Controls and Procedures,” on our Quarterly Reports on Form 10-Q for each quarterly period.
     Based on the reviews and discussions referred to above and after completion of the independent investigation, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the 2006 Annual Report. The Audit Committee also engaged Ernst & Young LLP as our independent auditors for the 2007 fiscal year. See above under the heading “Selection of Auditors” for additional information on the decision to again appoint Ernst & Young LLP as our independent auditors.

Audit Committee:
F. Walker Tucei, Jr., Chairman James W. McFarland, Ph.D.	Roger C. Stull Gary L. Warren
Stockholder Proposals
     Stockholder proposals intended to be presented at the 2008 Annual Meeting of Stockholders must be received by us by February 13, 2008, to be considered by us for inclusion in our proxy statement and form of proxy relating to that meeting. Proposals should be directed to the attention of the Secretary, Newpark Resources, Inc., 2700 Research Forest Drive, Suite 100, The Woodlands, Texas 77381. Any proposals will be subject to the requirements of the proxy rules adopted under the Exchange Act, and must include a brief description and text of the proposal, the name and address of the stockholder, the class and number of shares of stock owned by that stockholder, and any material interest of the stockholder in the proposal. In addition, in the event a stockholder proposal is not received by us by March 13, 2008, the proxy to be solicited by the Board of Directors for the 2008 Annual Meeting will confer discretionary authority on the holders of the proxy to vote the shares if the proposal is presented at the 2008 Annual Meeting without any discussion of the proposal in the proxy statement for that meeting.
     Securities Exchange Commission rules and regulations provide that if the date of our 2008 Annual Meeting is advanced or delayed more than 30 days from the date of the 2007 Annual Meeting, stockholder proposals intended to be included in the proxy materials for the 2008 Annual Meeting must be received by us within a reasonable time before we begin to print and mail the proxy materials for the 2008 Annual Meeting. Upon determination by us that the date of the 2008 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2007 Annual Meeting, we will disclose that change in the earliest possible Quarterly Report on Form 10-Q or as otherwise permitted by the Exchange Act.

Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the NYSE. Officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on a review of the copies of those reports furnished to us and written representations from our executive officers and directors, we believe that our officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements in 2006.
Delivery of Documents to Stockholders Sharing an Address
     We are delivering, or making available electronically, this Proxy Statement and our 2006 Annual Report on Form 10-K to all stockholders of record as of the record date. Stockholders residing in the same household who hold their shares in the name of a bank, broker or other holder of record may receive only one Proxy Statement and Annual Report if previously notified by their bank, broker or other holder. This process by which only one annual report or proxy statement, as the case may be, is delivered to multiple security holders sharing an address, unless contrary instructions are received from one or more of the security holders, is called “householding.” Householding may provide convenience for stockholders and cost savings for companies. Once begun, householding may continue unless instructions to the contrary are received from one or more of the stockholders within the household.
     Street name stockholders in a single household who received only one copy of the Proxy Statement and Annual Report may request to receive separate copies in the future by following the instructions provided on the voting instruction form sent to them by their bank, broker or other holder of record. Similarly, street name stockholders who are receiving multiple copies may request that only a single set of materials be sent to them in the future by checking the appropriate box on the voting instruction form. Otherwise, street name stockholders should contact their bank, broker, or other holder.
     COPIES OF THIS PROXY STATEMENT AND THE 2006 ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, FINANCIAL STATEMENT SCHEDULES AND EXHIBITS, ARE AVAILABLE PROMPTLY WITHOUT CHARGE BY CALLING (281) 362-6800, OR BY WRITING TO SECRETARY, NEWPARK RESOURCES, INC., 2700 RESEARCH FOREST DRIVE, SUITE 100, THE WOODLANDS, TEXAS 77381. If you are receiving multiple copies of this Proxy Statement and the Annual Report, you also may request orally or in writing to receive a single copy of this Proxy Statement and the Annual Report by calling (281) 362-6800, or writing to Secretary, Newpark Resources, Inc., 2700 Research Forest Drive, Suite 100, The Woodlands, Texas 77381.
Other Matters
     We do not presently know of any matters other than those described above that may be presented for stockholder action at the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named as proxies to vote in accordance with their judgment on these matters, subject to direction by the Board of Directors.
     Our Annual Report on Form 10-K for the year ended December 31, 2006, accompanies this Proxy Statement, but is not to be deemed a part of the proxy soliciting material.
     While you have the matter in mind, please complete, sign and return the enclosed proxy card.

APPENDIX A
NEWPARK RESOURCES, INC.
AMENDED AND RESTATED
NON-EMPLOYEE DIRECTORS’ RESTRICTED STOCK PLAN
(formerly known as the 2004 Non-Employee Directors’ Stock Option Plan)
     1. Purpose.
          This Newpark Resources, Inc., Amended and Restated Non-Employee Directors’ Restricted Stock Plan (this “Amended and Restated Plan”) is intended to promote the best interests of Newpark Resources, Inc., a Delaware corporation (“Newpark”), and its stockholders by providing to each member of Newpark’s Board of Directors (the “Board”) who is a Non-Employee Director (as defined in paragraph 3 herein) with an opportunity to acquire a proprietary interest in Newpark by receiving restricted shares (“Restricted Shares”) of Newpark’s common stock, $0.01 par value per share (“Common Stock”), as herein provided. This Amended and Restated Plan amends and restates the 2004 Non-Employee Directors’ Stock Option Plan (the “2004 Plan”) pursuant to which Non-Employee Directors received grants of options (each a “Stock Option”) to purchase shares of Common Stock. It is intended that this Amended and Restated Plan will promote an increased incentive and personal interest in the welfare of Newpark by those individuals who are primarily responsible for shaping the long-range plans of Newpark. In addition, Newpark seeks both to attract and retain on its Board persons of exceptional competence and to provide a further incentive to serve as a director of Newpark. This Amended and Restated Plan is intended to be exempt from the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), as a plan which provides for the transfer of restricted property as described in Prop. Reg. § 1.409A-1(b)(6), and is to be construed in accordance with this intent.
     2. Administration.
          2.1 This Amended and Restated Plan shall be administered by the Board or by a duly authorized committee of the Board. When the Board is administering this Amended and Restated Plan, all references in this Amended and Restated Plan to the “Committee” shall mean the Board.
          2.2 In addition to the automatic grants of Restricted Shares provided for in paragraph 4 of this Amended and Restated Plan, the Committee shall have full and complete authority, in its discretion: to award Restricted Shares to one or more Non-Employee Directors; to determine the number of Restricted Shares to be granted to a Non-Employee Director; to determine the time or times at which Restricted Shares will be granted and become Vested Shares (as described below); to remove or adjust any restrictions and conditions upon Stock Options or Restricted Shares; to specify, at the time of grant, provisions relating to the vesting of Restricted Shares and to accelerate or otherwise modify the exercisability of Stock Options or vesting of Restricted Shares; and to adopt such rules and regulations and to make all other determinations that it deems necessary or desirable for the administration of this Amended and Restated Plan. All interpretations and constructions of this Amended and Restated Plan by the Committee and all of its actions hereunder shall be binding and conclusive on all persons for all purposes.

1

          2.3 Newpark shall indemnify and hold harmless each Committee member and each director of Newpark, and the estate and heirs of such Committee member or director, against all claims, liabilities, expenses, penalties, damages or other pecuniary losses, including legal fees, which such Committee member or director, his or her estate or his or her heirs may suffer as a result of his or her responsibilities, obligations or duties in connection with this Amended and Restated Plan, to the extent that insurance, if any, does not cover the payment of such items.
     3. Eligibility.
          Each member of the Board who is not an employee or executive officer of Newpark or any of its Subsidiaries (as defined in this paragraph 3) or of any parent corporation of Newpark (a “Non-Employee Director”) shall be eligible to be granted Restricted Shares under this Amended and Restated Plan. Eligibility shall be determined: (a) with respect to each director serving on the Board on the Effective Date (as defined in paragraph 23 herein), on that date; and (b) with respect to each director elected after the Effective Date, on the date such director is so elected. A Stock Option, once granted to a Non-Employee Director, shall remain in effect in accordance with its terms even if the Non-Employee Director later enters the employ of Newpark or a Subsidiary or parent. Similarly, a Restricted Share, once granted to a Non-Employee Director, shall not be forfeited just because the Non-Employee Director later enters the employ of Newpark or a Subsidiary or parent. “Subsidiary” shall mean each corporation which is a “subsidiary corporation” of Newpark within the definition contained in Section 424(f) of the Code.
     4. Grants.
          4.1 Subject to stockholder approval of this Amended and Restated Plan, each Non-Employee Director who is first elected a director after the Effective Date will be granted 10,000 Restricted Shares automatically on the date of such election (the “Original Grant”).
          4.2 Subject to stockholder approval of this Amended and Restated Plan, each Non-Employee Director (whether in office on the Effective Date or subsequently elected) shall be granted 10,000 Restricted Shares automatically on the date of each annual meeting of stockholders (or stockholder action in lieu thereof by which the Board is elected) at which such Non-Employee Director is re-elected, commencing with the annual meeting in 2007. If no annual meeting of stockholders (or stockholder action in lieu thereof by which the Board is elected) occurs in a calendar year, and such Non-Employee Director continues in office as a Non-Employee Director at the end of such calendar year, then such Non-Employee Director automatically shall be granted such 10,000 Restricted Shares pursuant to this paragraph 4.2 on the last Business Day of such calendar year, subject to the terms and conditions of this Amended and Restated Plan. Notwithstanding the foregoing, a Non-Employee Director shall not receive a grant of Restricted Shares pursuant to this paragraph 4.2 if such Non-Employee Director received an Original Grant within six months before the date on which such Non-Employee Director would have become entitled to receive a grant pursuant to this paragraph 4.2. For purposes of this Amended and Restated Plan, the terms “Business Day” shall mean a day on which the New York Stock Exchange is open for business and is conducting normal trading activity.

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          4.3 Each award of Restricted Shares made to a Non-Employee Director under this Amended and Restated Plan shall be granted for no consideration other than the provision of services (or such minimum payment as may be required under applicable law) or for such other consideration as the Committee may determine.
          4.4 Subject to the provisions of paragraph 13 of this Amended and Restated Plan, (a) the number of shares of Common Stock issued and issuable upon the exercise of Stock Options granted under the 2004 Plan prior to this amendment and restatement and (b) the number of Restricted Shares issued and issuable under this Amended and Restated Plan, collectively, shall not exceed 1,000,000. All such Stock Options previously granted shall remain outstanding in accordance with the terms of the 2004 Plan prior to this amendment and restatement. Shares underlying any Stock Options that expire without being fully exercised shall be available for grant as Restricted Shares under this Amended and Restated Plan. If the number of shares of Common Stock available is insufficient to permit Newpark to deliver to all Non-Employee Directors the full number of Restricted Shares to be issued as of any date as of which an award is made (after accounting for the number of shares of Common Stock issued and issuable under Stock Options), the available shares of Common Stock shall be divided among the Non-Employee Directors on such date pro-rata, and Newpark shall take appropriate action to increase the number of shares authorized, subject to stockholder approval.
     5. Purchase Price; Fair Market Value.
          The purchase price (the “Exercise Price”) of shares of Common Stock subject to each Stock Option (“Option Shares”) granted under the 2004 Plan prior to this amendment and restatement shall equal the fair market value (“Fair Market Value”) of such shares on the date of grant (the “Date of Grant”) of such Stock Option. The Fair Market Value of a share of Common Stock on any date shall be equal to the closing price of the Common Stock on such Date of Grant, or, if such Date of Grant is not a Business Day, on the Business Day immediately preceding such date, and the method for determining the closing price shall be determined by the Committee. The “Fair Market Value” of a Restricted Share shall be determined in the same manner that the Fair Market Value of an Option Share is determined in accordance with this paragraph 5, and the “Date of Grant” shall refer to the date of grant of such Restricted Share.
     6. Option Period.
          The term of each Stock Option shall commence on the Date of Grant of the Stock Option and shall be 10 years. Subject to the other provisions of the 2004 Plan prior to this amendment and restatement, (a) each Stock Option granted pursuant to paragraph 4.1 of the 2004 Plan prior to this amendment and restatement shall be exercisable during its term as to 20% of the Option Shares during the 12 months beginning on the first anniversary of the Date of Grant; 20% of the Option Shares during the 12 months beginning on the second anniversary of the Date of Grant; 20% during the 12 months beginning on the third anniversary of the Date of Grant; 20% during the 12 months beginning on the fourth anniversary of the Date of Grant; and 20% during the 12 months beginning on the fifth anniversary of the Date of Grant; and (b) each Stock Option granted pursuant to paragraph 4.2 of the 2004 Plan prior to this amendment and restatement shall be exercisable during its term as to one-third of the Option Shares during the 12 months beginning on the first anniversary of the Date of Grant; one-third of the Option Shares during the 12 months beginning on the second anniversary of the Date of Grant; and one-third of the Option Shares during the 12 months beginning on the third anniversary of the Date of Grant.

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If an optionee shall not in any period purchase all of the Option Shares which the optionee is entitled to purchase in such period, the optionee may purchase all or any part of such Option Shares at any time after the end of such period and prior to the expiration of the Stock Option.
     7. Exercise of Options.
          Each Stock Option may be exercised in whole or in part (but not as to fractional shares) by delivering it for surrender or endorsement to Newpark, attention of the Corporate Secretary, at Newpark’s principal office, together with payment of the Exercise Price and an executed Notice and Agreement of Exercise in the form prescribed by paragraph 10.1. Payment may be made in cash, by cashier’s or certified check, or by surrender of previously owned shares of Common Stock valued pursuant to paragraph 5 (if the Committee authorizes payment in stock).
     8. Continuous Directorship Required for Option Exercise.
          Except as provided in paragraph 11 below, a Non-Employee Director may not exercise a Stock Option unless from the Date of Grant to the date of exercise such Non-Employee Director continuously serves as a director of Newpark.
     9. Vesting and Forfeiture Provisions of Restricted Shares.
          9.1 Each Restricted Share granted pursuant to paragraph 4 shall be initially a “Non-Vested Share” and shall be subject to transfer and forfeiture restrictions as set forth herein during the period (the “Restriction Period”) commencing on the Date of Grant of such Restricted Share and ending when such Restricted Share becomes a Vested Share, as provided herein.
          9.2 Subject to the provisions of this Amended and Restated Plan, the Restriction Period shall terminate with respect to Restricted Shares, whether issued pursuant to paragraph 4.1 or paragraph 4.2, and such Restricted Shares shall become “Vested Shares,” in full on the first anniversary of the applicable Date of Grant of such Restricted Shares.
          9.3 Unless otherwise determined by the Committee, in its sole discretion, upon the voluntary termination of the directorship of a Non-Employee Director who has served as a director of the Corporation for at least 60 consecutive months, the Restriction Period shall terminate with respect to Restricted Shares held by such Non-Employee Director, and such Non-Employee Director may retain all such Restricted Shares, subject to any agreement between Newpark and such Non-Employee Director governing the transfer of such Restricted Shares.
          9.4 Unless otherwise determined by the Committee, in its sole discretion, upon the termination of the directorship of a Non-Employee Director other than as set forth in paragraph 9.3 above, the Non-Employee Director may retain all Vested Shares held by such Non-Employee Director subject to any agreement between Newpark and such Non-Employee Director governing the transfer of such shares, and all Non-Vested Shares shall be immediately forfeited by the Non-Employee Director and reacquired by Newpark without any payment or other consideration, and the Non-Employee Director shall have no further rights with respect to such forfeited shares.

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          9.5 A certificate representing Restricted Shares (the “Certificate”) shall be released to the Non-Employee Director, free and clear of all restrictions and other provisions of this Amended and Restated Plan, except for restrictions required for compliance with the Securities Act of 1933, as amended (the “Securities Act”), on the first Business Day immediately following the last day of the Restriction Period with respect to such Restricted Shares, or as soon as practicable thereafter.
          9.6 In addition to the transfer restrictions set forth in this Amended and Restated Plan and any agreement between Newpark and a Non-Employee Director, which may apply to Vested Shares and Non-Vested Shares alike, Non-Vested Shares shall be subject to the following restrictions during the Restriction Period:
               (a) Non-Vested Shares shall be subject to forfeiture to Newpark as provided in paragraph 9.4 of this Amended and Restated Plan.
               (b) None of the Non-Vested Shares and no interest therein may be sold, assigned, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period applicable to such Non-Vested Shares, and neither the right to receive Restricted Shares nor any interest under this Amended and Restated Plan may be assigned by a Non-Employee Director, and any attempted disposition in violation of these restrictions shall be null and void.
               (c) Each Certificate shall be issued in the name of the Non-Employee Director and shall be held by Newpark. At the option of Newpark, each Certificate shall bear appropriate restrictive legends and be subject to appropriate “stop transfer” orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the Common Stock is then listed, and any applicable securities law. The Non-Employee Director shall deliver to Newpark stock powers endorsed in blank to Newpark to be used by Newpark in the event a Restricted Share is forfeited.
               (d) Any additional Common Stock or other securities or property (other than cash) that may be issued with respect to Restricted Shares as a result of any stock dividend, stock split, business combination or other event, shall be subject to the restrictions and other provisions of this Amended and Restated Plan and any applicable agreement between Newpark and a Non-Employee Director.
               (e) The issuance of any Restricted Shares shall be subject to and contingent upon (i) completion of any registration or qualification of the Restricted Shares under any federal or state law or government rule or regulation that Newpark, in its sole discretion, determines to be necessary or advisable; and (ii) the execution by the Non-Employee Director and delivery to Newpark of (A) any agreement reasonably required by Newpark, and (B) the stock power referred to in paragraph 9.6(c).
     10. Securities Law Restrictions.
          10.1 Exercise of each Stock Option is conditioned upon the agreement of the Non-Employee Director to the terms and conditions of this Plan and of such Stock Option as evidenced by the Non-Employee Director’s execution and delivery of a Notice and Agreement of Exercise in a form to be determined by the Committee in its discretion. Such Notice and

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Agreement of Exercise shall set forth the agreement of the Non-Employee Director that: (a) no Option Shares will be sold or otherwise distributed in violation of the Securities Act or any other applicable federal or state securities laws; (b) each Option Share certificate may be imprinted with legends reflecting any applicable federal and state securities law restrictions and conditions; (c) Newpark may comply with said securities law restrictions and issue “stop transfer” instructions to its Transfer Agent and Registrar without liability; (d) each Non-Employee Director will furnish to Newpark a copy of each Form 4 or Form 5 filed by said Non-Employee Director under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will timely file all reports required under federal securities laws; and (e) each Non-Employee Director will report all sales of Option Shares to Newpark in writing on a form prescribed by Newpark.
          10.2 Each Non-Employee Director acquiring Restricted Shares pursuant to an award under this Amended and Restated Plan shall represent and agree with Newpark that: (a) such Non-Employee Director is acquiring Restricted Shares for investment purposes and not with a view to the distribution thereof; (b) no Restricted Shares will be sold or otherwise distributed in violation of the Securities Act or any other applicable federal or state securities laws; (c) each Restricted Share certificate may be imprinted with legends reflecting any applicable federal and state securities law restrictions and conditions; (d) Newpark may comply with said securities law restrictions and issue “stop transfer” instructions to its Transfer Agent and Registrar without liability; (e) each Non-Employee Director will furnish to Newpark a copy of each Form 4 or Form 5 filed by said Non-Employee Director under Section 16(a) of the Exchange and will timely file all reports required under federal securities laws; and (f) each Non-Employee Director will report all sales of Restricted Shares to Newpark in writing on a form prescribed by Newpark.
          10.3 No Stock Option shall be exercised and no Restricted Shares shall be resold by a Non-Employee Director unless and until any applicable registration or qualification requirements of federal and state securities laws, and all other legal requirements, have been fully complied with. Newpark will use reasonable efforts to maintain the effectiveness of a Registration Statement under the Securities Act for the issuance of Stock Options and shares acquired thereunder and Restricted Shares, but there may be times when no such Registration Statement will be currently effective. The exercise of Stock Options and resale of Restricted Shares may be temporarily suspended without liability to Newpark during times when no such Registration Statement is currently effective or during times when, in the reasonable opinion of the Committee, such suspension is necessary to preclude violation of any requirements of applicable law or regulatory bodies having jurisdiction over Newpark. If any Stock Option would expire for any reason except the end of its term during such a suspension, then, if exercise of such Stock Option is duly tendered before its expiration, such Stock Option shall be exercisable and exercised (unless the attempted exercise is withdrawn) as of the first day after the end of such suspension. Newpark shall have no obligation to file any Registration Statement covering resales of Option Shares or Restricted Shares.
     11. Effect of Termination of Service on Stock Options.
          11.1 Unless otherwise determined by the Committee, in its sole discretion, upon termination of the directorship of a Non-Employee Director by reason of death, all outstanding Stock Options to the extent exercisable on the date of death of the Non-Employee Director shall remain in full force and effect and may be exercised pursuant to the provisions

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thereof at any time prior to expiration at the end of the fixed term thereof. Unless otherwise determined by the Committee, in its sole discretion, upon termination of the directorship of a Non-Employee Director by reason of Disability, all outstanding Stock Options to the extent exercisable on the date of termination of directorship may be exercised pursuant to the provisions thereof at any time until the earlier of (a) the end of the fixed term of such Stock Options and (b) the later of the expiration of (i) 12 months following termination of the Non-Employee Director’s directorship and (ii) a number of months (but not more than 18 months) following termination of the Non-Employee Director’s directorship equal to one month for each full year of such Non-Employee Director’s continuous service as a Non-Employee Director. Unless otherwise determined by the Committee, in its sole discretion, all Stock Options to the extent not outstanding and presently exercisable by such Non-Employee Director at the date of death or termination of directorship by reason of Disability, shall terminate as of the date of death or such termination of directorship and shall not be exercisable thereafter.
          11.2 Unless otherwise determined by the Committee, in its sole discretion, upon the voluntary termination of the directorship of a Non-Employee Director who has served as a director of the Corporation for at least 60 consecutive months, all outstanding Stock Options, whether or not exercisable on the date of such termination, shall remain in full force and effect and may be exercised pursuant to the provisions thereof at any time until the earlier of (a) the end of the fixed term of such Stock Options and (b) the later of the expiration of (i) three months following termination of the Non-Employee Director’s directorship and (ii) a number of months (but not more than 18 months) following termination of the Non-Employee Director’s directorship equal to one month for each full year of such Non-Employee Director’s service as a Non-Employee Director.
          11.3 Unless otherwise determined by the Committee, in its sole discretion, upon the termination of the directorship of a Non-Employee Director for any reason other than the reasons set forth in paragraph 11.1 or paragraph 11.2, all outstanding Stock Options to the extent exercisable on the date of termination of directorship may be exercised pursuant to the provisions thereof at any time until the earlier of (a) the end of the fixed term of such Stock Options and (b) the later of the expiration of (i) three months following termination of the Non-Employee Director’s directorship and (ii) a number of months (but not more than 18 months) following termination of the Non-Employee Director’s directorship equal to one month for each full year of such Non-Employee Director’s service as a Non-Employee Director. Unless otherwise determined by the Committee, in its sole discretion, all Stock Options to the extent not then outstanding and presently exercisable by such Non-Employee Director at the date of termination of directorship shall terminate as of the date of such termination of directorship and shall not be exercisable thereafter.
          11.4 For purposes of this Plan, “Disability” shall mean total and permanent incapacity of a Non-Employee Director, due to physical impairment or legally established mental incompetence, to perform the usual duties of a director, which disability shall be determined: (a) on medical evidence by a licensed physician designated by the Committee, or (b) on evidence that the Non-Employee Director has become entitled to receive primary benefits as a disabled employee under the Social Security Act in effect on the date of such disability.

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     12. Restrictions on Transfer of Stock Options.
          12.1 Stock Options granted under 2004 Plan prior to this amendment and restatement may contain terms specifically authorized by the Committee, in its sole discretion, which (a) permit transfer of all or any portion of such Stock Options by an award recipient to (i) the spouse, children (including step-children and adopted children) or grandchildren of such recipient (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of Immediate Family Members, (iii) a corporation, partnership, limited partnership or limited liability company in which no persons or entities other than such recipient and Immediate Family Members have beneficial interests, or (iv) such other persons or entities as the Committee may specifically approve, on a case-by-case basis, and (b) permit the exercise of such Stock Options by such transferees. Unless the Committee shall determine otherwise in its sole discretion, transferred Stock Options may not be further transferred by the transferees thereof except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.
          12.2 Notwithstanding any transfer permitted in accordance with paragraph 12.1, transferred Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately before such transfer (other than permitting such Stock Options to be exercised by a permitted transferee), including but not limited to the provisions of 2004 Plan prior to this amendment and restatement, this Amended and Restated Plan, as applicable, and any agreements governing (1) the exercise of Stock Options, (2) the termination of Stock Options at the expiration of their term or following termination of the directorship of the Non-Employee Director to which the Stock Options were issued, and (3) the payment of withholding taxes. No interest hereunder of any Non-Employee Director or transferee shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process.
          12.3 Except as otherwise specifically provided by the Committee in accordance with this paragraph 12, each Stock Option granted under 2004 Plan prior to this amendment and restatement may not be transferred except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order and shall be exercisable during a Non-Employee Director’s lifetime only by such Non-Employee Director or by such Non-Employee Director’s legal representative.
     13. Adjustments Upon Change in Capitalization.
          13.1 The number and class of shares subject to each Stock Option outstanding from time to time, the Exercise Price thereof (but not the total price), the maximum number of Stock Options and Restricted Shares that may be granted under this Plan, the minimum number of shares as to which a Stock Option may be exercised at any one time, and the number and kind of Restricted Shares that may be granted under this Amended and Restated Plan, shall be proportionately adjusted in the event of any increase or decrease in the number of the issued shares of Common Stock which results from a split-up or consolidation of shares, payment of a stock dividend or dividends exceeding a total of 2.5% for which the record dates occur in any one fiscal year, a recapitalization (other than the conversion of convertible securities according to their terms), a combination of shares or other like capital adjustment (a “Capital Adjustment”), so that, upon exercise of a Stock Option, the Non-Employee Director shall receive the number and class of shares such Non-Employee Director would have received had such Non-Employee Director been the holder of the number of shares of Common Stock for which the Stock Option

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is being exercised upon the date of such Capital Adjustment. Restricted Shares that are outstanding, whether Vested Shares or Non-Vested Shares, shall participate in the Capital Adjustment on the same terms as all other outstanding shares of the same class and series. If any Capital Adjustment would result in a fractional security being (i) available under this Amended and Restated Plan, such fractional security shall be disregarded, or (ii) subject to an award under this Amended and Restated Plan, Newpark shall pay the holder of such award an amount in cash determined by multiplying (x) the fraction of such security (rounded to the nearest hundredth) by (y) the Fair Market Value thereof (determined in the manner prescribed by paragraph 5) on the date of such Capital Adjustment.
          13.2 Upon a reorganization, merger or consolidation of Newpark with one or more corporations as a result of which Newpark is not the surviving corporation or in which Newpark survives as a subsidiary of another corporation, or upon a sale of all or substantially all of the property of Newpark to another corporation, or any dividend or distribution to stockholders of more than 10% of Newpark’s assets, adequate adjustment or other provisions shall be made by Newpark or other party to such transaction so that there shall remain and/or be substituted for Option Shares provided for herein, the shares, securities or assets which would have been issuable or payable in respect of or in exchange for such Option Shares then remaining, as if the Non-Employee Director had been the owner of such shares as of the applicable date. Any securities so substituted shall be subject to similar successive adjustments.
          13.3 Subject to paragraph 25, (a) in the event of a Change in Control (as defined in the 2004 Plan prior to this amendment and restatement) of Newpark, all outstanding Stock Options shall immediately become and shall thereafter be exercisable in full until expiration at the end of the fixed term thereof or until earlier terminated in accordance with paragraph 11 or paragraph 11, and (b) in the event of a Change in Control (as defined in clause (a) of this paragraph 13.3) of Newpark, all outstanding Restricted Shares shall immediately become Vested Shares.
               (a) For any grants of Restricted Shares made after the Effective Date, a “Change in Control” shall be deemed to have occurred if (i) a Takeover Transaction (as defined in clause (b) of this paragraph 13.3) occurs; or (ii) any election of directors of Newpark takes place (whether by the directors then in office or by the stockholders at a meeting or by written consent) and a majority of the directors in office following such election are individuals who were not nominated by a vote of two-thirds of the members of the Board, or, if Newpark had a nominating committee at such time, its nominating committee, immediately preceding such election; or (iii) Newpark effectuates a complete liquidation or a sale or disposition of all or substantially all of its assets.
               (b) A “Takeover Transaction” shall mean (i) a merger or consolidation of Newpark with, or an acquisition of Newpark or all or substantially all of its assets by, any other corporation or entity, other than a merger, consolidation or acquisition in which the individuals who were members of the Board immediately prior to such transaction continue to constitute a majority of the Board or other governing body of the surviving corporation or entity (or, in the case of an acquisition involving a holding company, constitute a majority of the Board or other governing body of the holding company) for a period of not less than 12 months following the closing of such transaction, or (ii) one or more occurrences or events as a result of which any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under

9

the Exchange Act), directly or indirectly, of 30% or more of the combined voting power of Newpark’s then outstanding securities.
     14. Withholding Taxes.
          Newpark shall have the right at the time of grant, vesting or exercise of any Stock Option or Restricted Share, as applicable, to make adequate provision for any federal, state, local or foreign taxes which it reasonably believes are or may be required by law to be withheld with respect to such grant, vesting or exercise (“Tax Liability”), to ensure the payment of any such Tax Liability. Newpark may provide for the payment of any Tax Liability by any of the following means or a combination of such means, as determined by the Committee in its sole and absolute discretion in the particular case: (a) by requiring the Non-Employee Director to tender a cash payment to Newpark, (b) by withholding from the Non-Employee Director’s cash compensation, (c) in the case of Stock Options, by withholding from the Option Shares which would otherwise be issuable upon exercise of the Stock Option that number of Option Shares having an aggregate Fair Market Value (determined in the manner prescribed by paragraph 5) as of the date the withholding tax obligation arises in an amount which is equal to the Non-Employee Director’s Tax Liability, or (d) by any other method deemed appropriate by the Committee. Satisfaction of the Tax Liability of a Non-Employee Director may be made by the method of payment specified in clause (c) above upon the satisfaction of such additional conditions as the Committee shall deem in its sole and absolute discretion as appropriate in order for such withholding of Option Shares and/or Restricted Shares to qualify for the exemption provided for in Section 16b-3 of the Exchange Act.
     15. Section 16(b) of the Exchange Act.
          This Amended and Restated Plan is intended to comply in all respects with Section 16(b) of the Exchange Act. Notwithstanding anything contained in this Amended and Restated Plan to the contrary, if the consummation of any transaction under this Amended and Restated Plan, or the taking of any action by the Committee in connection with a Change in Control of Newpark, would result in the possible imposition of liability on a Non-Employee Director pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than 180 days.
     16. Unfunded Plan.
          This Amended and Restated Plan is intended to constitute an unfunded plan for incentive compensation. Prior to the issuance of Option Shares and/or Restricted Shares in connection with an award, nothing contained herein shall give any Non-Employee Director any rights that are greater than those of a general unsecured creditor of Newpark. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Amended and Restated Plan to deliver Option Shares and/or Restricted Shares with respect to awards hereunder.
     17. Section 409A of the Code.
          If any provision of this Amended and Restated Plan contravenes any regulations or Department of Treasury guidance promulgated under Section 409A of the Code or could

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cause an award made hereunder to be subject to the interest and penalties under Section 409A of the Code, such provision of this Amended and Restated Plan shall be modified to maintain, to the maximum extent practicable, the original intent of applicable provision without violating provisions of Section 409A of the Code.
     18. Amendments and Termination.
          The Board may at any time suspend, amend or terminate this Amended and Restated Plan. No amendment or modification of this Amended and Restated Plan may be adopted, except subject to stockholder approval, which would: (a) materially increase the benefits accruing to Non-Employee Directors under this Amended and Restated Plan, (b) materially increase the maximum number of Option Shares and Restricted Shares which may be issued under this Amended and Restated Plan (except for adjustments pursuant to paragraph 13), or (c) materially modify the requirements as to eligibility for participation in this Amended and Restated Plan.
     19. Successors in Interest.
          The provisions of this Amended and Restated Plan and the actions of the Committee shall be binding upon all heirs, successors and assigns of Newpark and of Non-Employee Directors.
     20. Other Documents.
          All documents prepared, executed or delivered in connection with this Amended and Restated Plan shall be, in substance and form, as established and modified by the Committee or by persons under its direction and supervision; provided, however, that all such documents shall be subject in every respect to the provisions of this Amended and Restated Plan, and in the event of any conflict between the terms of any such document and this Amended and Restated Plan, the provisions of this Amended and Restated Plan shall prevail.
     21. No Retention Rights.
          Neither the establishment of this Amended and Restated Plan nor the awarding of Stock Options, Option Shares and/or Restricted Shares to a Non-Employee Director shall be considered to give the Non-Employee Director the right to be retained on, or nominated for reelection to, the Board, or to any benefits or awards not specifically provided for by this Amended and Restated Plan.
     22. Misconduct of a Non-Employee Director.
          Notwithstanding any other provision of this Amended and Restated Plan, all unexercised Stock Options and Non-Vested Shares held by a Non-Employee Director shall automatically terminate or be forfeited, as applicable, as of the date his or her directorship is terminated, if such directorship is terminated on account of any act of fraud, embezzlement, misappropriation or conversion of assets or opportunities of Newpark, or if the Non-Employee Director takes any other action materially inimical to the best interests of Newpark, as determined by the Committee in its sole and absolute discretion. Upon termination or forfeiture of such Stock Options and/or Restricted Shares, as applicable, such Non-Employee Director shall have no further rights or benefits under this Amended and Restated Plan.

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     23. Term of Plan.
          This Amended and Restated Plan was adopted by the Board effective as of April 26, 2007 (the “Effective Date”). No Restricted Shares may be granted under this Amended and Restated Plan after March 9, 2014, which date is 10 years from the date of the Board’s original adoption of the 2004 Plan.
     24. Governing Law.
          This Amended and Restated Plan shall be construed in accordance with, and governed by, the laws of the State of Delaware without regard to conflict of law principles.
     25. Stockholder Approval of Plan.
          No Restricted Shares shall be granted pursuant to this unless and until the stockholders of Newpark have approved this Amended and Restated Plan, and all other legal requirements have been fully complied with. If stockholder approval of this Amended and Restated Plan is not obtained on or before April 26, 2008, this Amended and Restated Plan shall continue in effect as it was before being amended and restated.
     26. Privileges of Stock Ownership.
          The holder of a Stock Option shall not be entitled to the privileges of stock ownership as to any shares of Common Stock not actually issued to such holder. Each Non-Employee Director who receives an award of Restricted Shares hereunder shall, subject to the provisions of this Amended and Restated Plan, have all of the rights of a stockholder with respect such Restricted Shares, including the right to vote such shares and receive cash dividends and other cash distributions thereon.
     27. Severability.
          If all or any part of this Amended and Restated Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Amended and Restated Plan not declared to be unlawful or invalid. Any paragraph or part thereof so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such paragraph or part thereof to the fullest extent possible while remaining lawful and valid.

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NEWPARK RESOURCES, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL
MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 13, 2007
     The undersigned, revoking any previous proxies for such stock, hereby appoints Paul L. Howes and Mark J. Airola, and each of them, proxies of the undersigned with full power of substitution to each, to vote all shares of Common Stock of NEWPARK RESOURCES, INC., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of NEWPARK RESOURCES, INC., to be held on June 13, 2007, and all postponements or adjournments thereof, with all the power the undersigned would possess if personally present, with authority to vote (i) as specified by the undersigned below and (ii) in the discretion of any proxy upon other business that may properly come before the meeting.
Vote this proxy as follows:
     1. Election of directors:

FOR m	WITHHELD m
vote for all nominees listed
Nominees: David C. Anderson, Jerry W. Box, G. Stephen Finley, Paul L. Howes, James W. McFarland, F. Walker Tucei, Jr., Gary L. Warren
Instruction: To withhold vote for any individual nominee, mark through the nominee’s name.
     3. Proposal to approve an amendment and restatement of the 2004 Non-Employee Directors’ Stock Option Plan (to be known as the Non-Employee Directors’ Equity Incentive Plan), to permit grants of restricted shares under that plan:

FOR m	AGAINST m	ABSTAIN m
     3. Proposal to ratify the selection of Ernst & Young LLP as independent auditors:

FOR m	AGAINST m	ABSTAIN m
THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS, FOR THE PROPOSAL TO AMEND AND RESTATE THE 2004 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN, FOR THE RATIFICATION OF AUDITORS AND OTHERWISE IN THE DISCRETION OF ANY OF THE PERSONS ACTING AS PROXIES.
IMPORTANT: PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME OR NAMES APPEAR HEREON AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE.

Signature	Date	Signature	Date

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.